EXECUTION VERSION
CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

TOPPING UNIT PURCHASE AGREEMENT

BY AND AMONG

IES DOWNSTREAM, LLC,

EAGLE ISLAND, LLC

AND

PAR HAWAII REFINING, LLC

AND FOR THE LIMITED PURPOSES SET FORTH HEREIN

PAR PACIFIC HOLDINGS, INC.

DATED AS OF AUGUST 29, 2018

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE		1
1.1	Purchase and Sale of the Transferred Assets	1
1.2	Excluded Assets	2
1.3	Assumed Liabilities	3
1.4	Excluded Liabilities	3
1.5	Sale of Company Interests	3
ARTICLE II PURCHASE PRICE		3
2.1	Purchase Price	3
2.2	Closing Payment; Adjustment of the Purchase Price	3
2.3	Inventory Adjustment Items.	4
2.4	General Proration; Adjustment Items	4
2.5	Estimated Closing Statement	4
2.6	Post-Closing Purchase Price Adjustments.	5
2.7	Payment of Adjustment Amount	6
2.8	Escrow Amount	7
2.9	Withholding Taxes	7
ARTICLE III CLOSING		8
3.1	Closing	8
3.2	Deliveries by Seller at Closing	8
3.3	Deliveries by the Company at the Closing	9
3.4	Deliveries by Purchaser at the Closing	9
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER
	RELATING TO SELLER, THE TRANSFERRED ASSETS AND COMPANY
	THE COMPANY	10
4.1	Organization	10
4.2	Authorization of Agreement	11
4.3	Conflicts; Consents of Third Parties	11
4.4	Legal Proceedings; Governmental Orders	12
4.5	Capitalization	12
4.6	Subsidiary Interests	13
4.7	No Undisclosed Liabilities	13
4.8	Absence of Certain Changes	13
4.9	Compliance with Laws; Permits.	13
4.10	Taxes	14
4.11	Real Property	15
4.12	Transferred Assets; Title to Company Interests	16
4.13	Material Contracts	17
4.14	Employee Benefits Plans	18
4.15	Labor	19
4.16	Environmental Matters	20

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

4.17	Insurance	20
4.18	Certain Payments	21
4.19	Customers and Suppliers	21
4.20	Investment Intent	21
4.21	Legend; Restrictive Notation	22
4.22	Ownership of Securities	23
4.23	No General Solicitation	23
4.24	Solvency	23
4.25	Financial Advisors	23
4.26	No Other Representations	23
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER		23
5.1	Organization	24
5.2	Authorization of Agreement	24
5.3	Conflicts; Consents of Third Parties	24
5.4	Legal Proceedings	25
5.5	Financial Advisors	25
5.6	Financial Capability	25
5.7	Evidence of Capacity	25
5.8	[***]	25
5.9	Solvency	25
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF ISSUER		26
6.1	Organization	26
6.2	Authorization of Agreement	26
6.3	Conflicts	26
6.4	Legal Proceedings	26
6.5	Capitalization	27
6.6	Par Pacific Shares	27
6.7	Purchaser	27
6.8	SEC Filings	27
6.9	Absence of Certain Changes	27
6.10	Listing; Investment Company	27
6.11	Private Placement	27
6.12	No General Solicitation	28
ARTICLE VII COVENANTS		28
7.1	Conduct of Business Prior to the Closing	28
7.2	Pre-Closing Access to Information	29
7.3	Notice of Certain Events	29
7.4	Topping Unit Separation Activities	30
7.5	Closing Conditions	32
7.6	Casualty and Condemnation	32
7.7	Governmental Approvals	33
7.8	Preservation of Records; Access to Information	34

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

7.9	Confidentiality	35
7.10	Publicity	36
7.11	Employee Matters	36
7.12	Termination of Rights to the Seller Names and Marks	37
7.13	Third Party Consents	37
7.14	Specified Back-to-Back and Supply Arrangements	38
7.15	Release and Replacement of Bonds	38
7.16	Environmental Consent Decree	38
7.17	Post-Closing Delivery of Environmental Data	39
7.18	Insurance	39
7.19	Post-Closing Payments	40
7.20	Post-Closing Transfers	40
7.21	Termination of Intercompany Accounts	40
7.22	Cooperation with Respect to Financial Statements	41
7.23	Real Property Covenants	41
7.24	Removal of Legend	41
7.25	Data Room Documentation	41
7.26	[***]	41
7.27	Additional Agreements	41
ARTICLE VIII		41
CONDITIONS TO CLOSING		41
8.1	Conditions to Obligations of All Parties	41
8.2	Conditions to Obligations of Purchaser	42
8.3	Conditions to Obligations of Seller	43
ARTICLE IX TERMINATION		43
9.1	Termination	43
9.2	Effect of Termination	44
ARTICLE X INDEMNIFICATION		45
10.1	Survival	45
10.2	Indemnification	45
10.3	Indemnification Procedures	45
10.4	Limitations on Indemnification	46
10.5	Escrow Release	46
10.6	Exclusive Remedy; Nature of Representations and Warranties	47
10.7	Tax Treatment of Indemnity Payments	47
ARTICLE XI TAX MATTERS		47
11.1	Treatment of Transaction	47
11.2	Allocation of Purchase Price	48
11.3	Pro-Ration of Taxes	49
11.4	Company Tax Returns	50
11.5	Transfer Taxes	50
11.6	Tax Proceedings	50

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

11.7	Cooperation	51
ARTICLE XII MISCELLANEOUS		51
12.1	Expenses	51
12.2	Governing Law	52
12.3	Submission to Jurisdiction; Waivers	52
12.4	Further Assurances	52
12.5	Entire Agreement	52
12.6	Amendments and Waivers	53
12.7	Notices	53
12.8	Severability	54
12.9	Specific Performance	54
12.10	No Third-Party Beneficiaries; No Recourse Against Affiliates; Liability	55
12.11	Assignment	55
12.12	Release	55
12.13	Attorney Conflict Waiver	55
12.14	Counterparts	57
12.15	Waiver of Bulk Transfer Laws	57
12.16	[***]	57
ARTICLE XIII DEFINITIONS AND INTERPRETATIONS		57
13.1	Certain Definitions	57
13.2	Certain Interpretive Matters	72

Exhibits
Exhibit A    Form of Contribution, Assignment and Assumption Agreement
Exhibit B    Form of Services Agreement
Exhibit C    Refinery Property Lease Term Sheet
Exhibit D    Refinery Access Agreement Term Sheet
Exhibit E    Form of Terminalling Agreement
Exhibit F    Form of Escrow Agreement
Exhibit G    Form of Owner’s Affidavit
Exhibit H    Form of Registration Rights Agreement
Exhibit I    Fuel Supply Term Sheet
Exhibit J    Interim Crude Supply Term Sheet

Annexes

Annex A    Separation Activities
Annex B    Required Permits
Annex C    Inventory Procedures

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Schedules

Schedule A    Seller Disclosure Schedule
Schedule B    Purchaser Disclosure Schedule
Schedule C    Issuer Disclosure Schedule

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

TOPPING UNIT PURCHASE AGREEMENT
THIS TOPPING UNIT PURCHASE AGREEMENT is entered into as of August 29, 2018 (this “Agreement”), by and among IES Downstream, LLC, a Delaware limited liability company (“Seller”), Eagle Island, LLC, a Delaware limited liability company (the “Company”), Par Hawaii Refining, LLC, a Hawaii limited liability company (“Purchaser”), and, for the limited purposes set forth herein, Par Pacific Holdings, Inc., a Delaware corporation (“Issuer”). The Seller and Purchaser shall each be referred to in this Agreement as a “Party”, and collectively as the “Parties”. Capitalized terms that are used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in ARTICLE XIII.
W I T N E S S E T H:
WHEREAS, Seller owns the Refinery and, directly and indirectly through certain of its Affiliates, is engaged in, among other things, the Refinery Operations;
WHEREAS, prior to entering into this Agreement, Seller has independently determined to cease conducting its Refinery Operations;
WHEREAS, Purchaser desires to employ certain employees upon the terms and conditions set forth herein and to acquire certain of the Refinery Units owned by Seller and described on Section 1.1 of the Seller Disclosure Schedule hereto (the “Topping Units”), which employees and Topping Units have been utilized by Seller, directly and indirectly through certain of its Affiliates, in the Topping Operations;
WHEREAS, Seller desires to contribute and transfer to the Company, and the Company desires to acquire Seller’s rights in and to the Transferred Assets (including the Topping Units) and to assume the Assumed Liabilities, on the terms and subject to the conditions set forth herein;
WHEREAS, Seller shall continue to own the Retained Refinery Units following its contribution and transfer of the Transferred Assets to the Company and has independently determined to cease conducting all of its Refinery Operations thereafter;
WHEREAS, the Transferred Assets (including the Topping Units) are not independently capable of producing Hawaii-grade gasoline blendstock without further processing of the product yields that are produced by the Transferred Assets;
WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase, at the Closing (following the transfer to the Company of the Transferred Assets and Assumed Liabilities), all of the limited liability company interests (the “Company Interests”) of the Company, on the terms and subject to the conditions set forth herein; and
WHEREAS, simultaneously herewith or at the Closing, as applicable, the Parties and the Company have entered into or will enter into certain of the Ancillary Agreements, pursuant

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

to which Seller, Purchaser and the Company, as applicable, will provide certain goods and services to the Parties and the Company.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree hereby as follows:
ARTICLE I
PURCHASE AND SALE
1.1    Purchase and Sale of the Transferred Assets.
(a)    On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall contribute, sell, assign, transfer, convey and deliver to the Company, and the Company shall acquire and accept from Seller, all right, title and interest of Seller in and to the assets set forth below (the “Transferred Assets”), other than the Excluded Assets (as defined below), in each case free and clear of all Liens, other than Permitted Liens, Liens created or imposed by Purchaser or Liens under applicable securities Laws:
(i)    the Topping Units;
(ii)    the Facilities and Equipment;
(iii)    the Hydrocarbon Inventory;
(iv)    the Non-Hydrocarbon Inventory;
(v)    the rights of the Purchaser and the Company with respect to the Transferred Real Property set forth in the Refinery Property Lease;
(vi)    the rights of the Purchaser and the Company with respect to the Seller Real Property and the SPM Property set forth in the Refinery Access Agreement;
(vii)    the Assumed Contracts;
(viii)    the Transferable Permits;
(ix)    the Transferred Records;
(x)    all of Seller’s rights under warranties, indemnities and all similar rights against third parties, in each case that are exclusively related to any Transferred Assets;
(xi)    the other assets and properties listed on Section 1.1(a)(x) of the Seller Disclosure Schedule; and

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(xii)    all other assets and rights (excluding any Excluded Assets) of every kind and nature, real or personal, tangible or intangible, used or held by Seller exclusively for use in connection with (A) its ownership, lease, use or operation of the Topping Units or (B) the Topping Operations.
For the avoidance of doubt, the Transferred Assets shall not include Refinery Units that are independently capable of producing Hawaii-grade gasoline blendstock without further processing of the product yields that are produced by the Transferred Assets.
1.2    Excluded Assets.
(a)    Notwithstanding anything to the contrary herein, any assets of Seller or its Affiliates (other than the Company) that do not constitute Transferred Assets, including the following assets and properties of, or in the possession of, Seller and its Affiliates (other than the Company) and all rights, title and interest therein (the “Excluded Assets”), shall be excluded from the Transferred Assets and retained by Seller and its Affiliates (other than the Company):
(i)    the Retained Refinery Units;
(ii)    the Logistics and Retail Assets;
(iii)    all cash, cash equivalents, cash deposits, bank accounts, certificates of deposit and other similar cash or cash equivalents of every kind, nature, character and description;
(iv)    all rights, title and interest in and to accounts receivable and notes receivable, including payments for all finished and unfinished products that are en-route to any customer, exchange balances and all rights to receive payment under any notes, bonds and other evidences of Indebtedness (collectively, “Accounts Receivable”), arising out of the Topping Operations prior to the Closing;
(v)    all Contracts other than the Assumed Contracts;
(vi)    the fee ownership of all Seller Real Property (other than, following the subdivision and transfer to Purchaser of, the portion thereof constituting the Main Premises), subject to the terms of the Refinery Access Agreement and the Refinery Property Lease;
(vii)    actions, claims, deposits, prepayments, refunds, causes of action, rights of recovery defenses, rights of set off, counterclaims, or rights of recoupment of any kind or nature (including under any insurance policy, bond or surety and any such item relating to Taxes), in each case relating to the Topping Operations as conducted prior to the Closing or to the Excluded Assets or Excluded Liabilities;
(viii)    all Intellectual Property;
(ix)    all Seller Benefit Plans and all assets under the Seller Benefit Plans;

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(x)    the Excluded Records;
(xi)    Seller’s rights under this Agreement and the Ancillary Agreements and the agreements and instruments delivered to Seller and its Affiliates by Purchaser pursuant to this Agreement or any Ancillary Agreement;
(xii)    any claim, right or interest of the Seller in or to any refund, rebate, abatement, or other recovery of Taxes with respect to the Transferred Assets for the Pre-Closing Period; and
(xiii)    except as provided in Section 1.1(a), all assets and properties of Seller or any of its Affiliates not used exclusively in connection with the Topping Operations.
1.3    Assumed Liabilities.
[***]
1.4    Excluded Liabilities.
[***]
1.5    Sale of Company Interests. Subject to the terms and conditions set forth in this Agreement, at the Closing but following the consummation of the transactions described in Sections 1.1 and 1.3 (collectively, the “Contribution”), Purchaser shall purchase from Seller, and Seller shall sell, transfer and assign to Purchaser, all of the Company Interests, free and clear of all Liens other than Liens created or imposed by Purchaser or under applicable securities Laws.
ARTICLE II

PURCHASE PRICE
2.1    Purchase Price. The purchase price for the purchase of the Company Interests shall be FORTY FIVE MILLION U.S. Dollars ($45,000,000.00) (the “Base Price” and, as such amount may be adjusted pursuant to the provisions of Section 2.2, the “Purchase Price”), payable as follows: (i) THIRTY MILLION U.S. Dollars ($30,000,000.00) (the “Cash Purchase Price”) and (ii) 860,502 shares of Issuer’s common stock, par value $0.01 (“Common Stock” and, such shares of Common Stock referred to herein as the “Par Pacific Base Shares”).
2.2    Closing Payment; Adjustment of the Purchase Price. At the Closing, Purchaser shall (i) pay or cause to be paid, by wire transfer of immediately available funds to the bank accounts designated in writing by Seller at least two (2) Business Days prior to the Closing Date an amount (the “Closing Payment”) in cash equal to the Cash Purchase Price, less the Escrow Amount, and (a) increased by the Estimated Hydrocarbon Inventory Value (provided that such amount shall not in any event exceed the Maximum Hydrocarbon Adjustment Amount), and (b) increased by the Estimated Net Prorated Amount (if it is a positive number) or reduced by the Estimated Net Prorated Amount (if it is a negative number), as applicable, and (ii) deliver the Par Pacific Base Shares and a number of shares of Common Stock (rounded to the nearest whole number) equal to the Estimated Non-Hydrocarbon Inventory Value divided by the Thirty-Day VWAP (the “Par Pacific Inventory Shares” and together with the Par Pacific Base Shares, the “Par Pacific Shares”) to Seller in book entry form (subject to the restrictions on transfer contemplated by Section 4.21) pursuant to instructions designated in writing by Seller.
2.3    Inventory Adjustment Items. On the Closing Date, Seller shall cause to be taken (i) a measurement of the Hydrocarbon Inventory as of the Closing Date and shall cause a valuation of such Hydrocarbon Inventory as of the Closing Date (the “Closing Hydrocarbon Inventory Value”) to be undertaken and calculated pursuant to the procedures set forth on Annex C (the “Inventory Procedures Schedule”) and (ii) a measurement of the Non-Hydrocarbon Inventory as of the Closing Date based on the book value of such Non-Hydrocarbon Inventory as of the Closing Date (the “Closing Non-Hydrocarbon Inventory Value”) as reflected in the books and records of Seller.
2.4    General Proration; Adjustment Items. Subject to the provisions hereof and except to the extent duplicative of any other adjustments set forth herein: (i) all Prorated Expenses shall be prorated as of the Closing, with Seller liable to the extent the Prorated Expenses relate to any time period prior to the Closing and Purchaser and the Company liable to the extent the Prorated Expenses relate to any time period after the Closing and (ii) all Prorated Assets that are attributable to the Transferred Assets shall be prorated as of the Closing, with Seller entitled to all such Prorated Assets to the extent relating to any time period prior to the Closing and the Company entitled to all such Prorated Assets to the extent relating to any time period after the Closing (such Prorated Expenses and Prorated Assets, the “Prorated Payments and Assets”). The Prorated Payments and Assets relating to a time period shall be based on the number of days in the actual year or other appropriate period (x) before the Closing and (y) after the Closing. Seller and Purchaser agree to furnish each other with such documents and other records (other than Excluded Records) as may be reasonably requested in order to confirm all Prorated Payments and Assets calculations made in accordance with this Section 2.4. Following the Closing, Purchaser shall prepare Purchaser’s calculation of the actual Net Prorated Amount as of the Closing in accordance with Section 2.6 (the “Closing Net Prorated Amount”).
2.5    Estimated Closing Statement. At least three (3) days prior to the Closing, Seller, in consultation with Purchaser, shall prepare and deliver to Purchaser a statement (the “Estimated Closing Statement”) that shall set forth in reasonable detail the following estimated adjustments to the Base Price (each, an “Estimated Closing Adjustment Amount”): (a) the Estimated Hydrocarbon Inventory Value (provided that such amount shall not in any event exceed the Maximum Hydrocarbon Adjustment Amount), (b) the Estimated Non-Hydrocarbon Inventory Value, and (c) Estimated Net Prorated Amount, along with providing reasonable access to documentation supporting its estimation of the same to the extent available. The Closing Payment payable by

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Purchaser at Closing shall be (I) increased by the amount of the Estimated Hydrocarbon Inventory Value (provided that such amount shall not in any event exceed the Maximum Hydrocarbon Adjustment Amount) and (II) increased or decreased, as applicable, by the amount of the Estimated Net Prorated Amount. The Estimated Closing Adjustment Amounts for clauses (a) and (b) of this Section 2.5 shall be based on good faith estimates of related volumes at the Closing and prepared generally in accordance with the methodologies and procedures set forth on the Inventory Procedures Schedule. In the event that Purchaser and Seller have any disagreement regarding preparation of the Estimated Closing Statement, Purchaser and Seller shall nevertheless consummate the Transaction based upon Seller’s Estimated Closing Statement.
2.6    Post-Closing Purchase Price Adjustments.
(a)    Closing Statement. On or within one hundred twenty (120) days following the Closing Date, Purchaser shall deliver to Seller a closing statement (the “Closing Statement”) that will set forth the Closing Hydrocarbon Inventory Value (provided that such amount shall not in any event exceed the Maximum Hydrocarbon Adjustment Amount) and the following (each, a “Closing Adjustment Amount”): (i) the Closing Non-Hydrocarbon Inventory Value; and (ii) the Closing Net Prorated Amount. For the avoidance of doubt, any objections or disputes with respect to the Closing Hydrocarbon Inventory Value shall be resolved pursuant to the procedures contained in the Inventory Procedures Schedule.
(b)    Disputes.
(i)    If Seller fails to object in writing to any portion of the Closing Non-Hydrocarbon Inventory Value and Closing Net Prorated Amount within thirty (30) days following Seller’s receipt of the Closing Statement from Purchaser, then such portion of the applicable Closing Adjustment Amounts not objected to shall be deemed final and binding upon Seller and Purchaser.
(ii)    If Seller disagrees with any portion of the Closing Adjustment Amounts reflected on the Closing Statement, then Seller must notify Purchaser in writing of such disagreement within sixty (60) days following Seller’s receipt of the Closing Statement by setting forth Seller’s calculation of the disputed portion of such Closing Adjustment Amount (the “Disputed Closing Adjustment Amount”), describing the basis for such disagreement and providing reasonable supporting documentation for such disagreement (such notification, an “Objection Notice”). If an Objection Notice is timely delivered to Purchaser, then Purchaser and Seller shall negotiate in good faith to resolve their disagreements with respect to the Disputed Closing Adjustment Amount. In the event that Purchaser and Seller are unable to resolve all such disagreements within thirty (30) days after Purchaser’s receipt of any such Objection Notice, either Purchaser or Seller may at any time thereafter, but within a period not exceeding thirty (30) days, submit such remaining disagreements to the Independent Accountant.
(iii)    Purchaser and Seller shall direct the Independent Accountant, once appointed, to resolve all remaining disagreements with respect to the calculation of the Disputed Closing Adjustment Amount as soon as practicable, but in any event shall direct

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

the Independent Accountant to render a determination within thirty (30) days after retention of the Independent Accountant. The Independent Accountant shall consider only those items and amounts in Purchaser’s and Seller’s respective calculations of the Closing Adjustment Amount that are identified as being items and amounts to which Purchaser and Seller have been unable to agree. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by any Party or less than the smallest value for such item claimed by any Party. The Independent Accountant’s determination of the Disputed Closing Adjustment Amount shall be based solely on written materials submitted by Purchaser, on the one hand, and Seller, on the other hand (i.e., not on independent review), and on the definitions included in this Agreement. The determination of the Independent Accountant shall be conclusive and binding upon the Parties and shall not be subject to appeal or further review.
(iv)    The fees, costs and expenses of the Independent Accountant shall be allocated to and borne by Purchaser, on the one hand, and Seller, on the other hand, based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant. For example, should the items in dispute total in amount to One Thousand US Dollars ($1,000) and the Independent Accountant awards Six Hundred US Dollars ($600) in favor of Seller’s position, then sixty percent (60%) of the costs of its review would be borne by Purchaser and forty percent (40%) of the costs would be borne by Seller.
2.7    Payment of Adjustment Amount.
(a)    Within ten (10) Business Days after the Closing Adjustment Amount is finally determined by (i) mutual agreement of Purchaser and Seller or (ii) pursuant to the procedures in Section 2.6, payment shall be made as follows (provided, however, that, if more than one final Closing Adjustment Amount is concurrently determined by mutual agreement of Purchaser and Seller or pursuant to the procedures in Section 2.6, then Purchaser shall make one net payment to Seller, or Seller shall make one net payment to Purchaser, as applicable, with respect to all such final Closing Adjustment Amounts):
(i)    With respect to the Closing Hydrocarbon Inventory Value, either (A) Purchaser shall pay to Seller the amount by which the final Closing Hydrocarbon Inventory Value exceeds the Estimated Hydrocarbon Inventory Value by wire transfer of immediately available funds to an account designated in writing by Seller, or (B) Seller shall pay to Purchaser the amount by which the Estimated Hydrocarbon Inventory Value exceeds the final Closing Hydrocarbon Inventory Value.
(ii)    With respect to the Closing Non-Hydrocarbon Inventory Value, either (A) Purchaser shall pay to Seller the amount by which the final Closing Non-Hydrocarbon Inventory Value exceeds the Estimated Non-Hydrocarbon Inventory Value by wire transfer of immediately available funds to an account designated in writing by Seller, or (B) Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

designated in writing by Purchaser, the amount by which the Estimated Non-Hydrocarbon Inventory Value exceeds the final Closing Non-Hydrocarbon Inventory Value.
(iii)    With respect to the Closing Net Prorated Amount: (A) if the final Closing Net Prorated Amount minus the Estimated Net Prorated Amount is less than zero, Seller shall pay to Purchaser, by wire transfer of immediately available funds to an account designated in writing by Purchaser, an amount equal to the absolute value of the difference between the final Closing Net Prorated Amount and the Estimated Net Prorated Amount; and (B) if the final Closing Net Prorated Amount minus the Estimated Net Prorated Amount is greater than zero, Purchaser shall pay to Seller an amount equal to the difference between the Closing Net Prorated Amount and the Estimated Net Prorated Amount by wire transfer of immediately available funds to an account designated in writing by Seller.
(iv)    If (A) the Closing Hydrocarbon Inventory Value is equal to the Estimated Hydrocarbon Inventory Value, (B) the Closing Non-Hydrocarbon Inventory Value is equal to the Estimated Non-Hydrocarbon Inventory Value, and/or (C) the final Closing Net Prorated Amount is equal to zero, then no amounts shall be paid under this Section 2.7.
(b)    Upon payment of the amounts provided in this Section 2.7 in accordance herewith, none of the Parties may make or assert any claim under this Section 2.7.
2.8    Escrow Amount.
(a)    Generally. At the Closing, a portion of the Purchase Price shall be deposited with the Escrow Agent in an amount equal to the Escrow Amount as security for the indemnification rights of Purchaser pursuant to ARTICLE X. The Escrow Amount, as adjusted from time to time, together with any interest or other income earned thereon, shall be referred to as the “Escrow Fund”.
(b)    Escrow Fund. The Escrow Fund shall be distributed by the Escrow Agent in accordance ARTICLE X of this Agreement and the Escrow Agreement.
2.9    Withholding Taxes. Purchaser is entitled to deduct and withhold from any amounts payable pursuant to this Agreement any withholding of Taxes or other amounts required under the Code or other applicable Law. To the extent that any such amounts are so deducted or withheld and timely remitted to the appropriate Person, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Prior to deducting and withholding any amounts pursuant to this Section 2.9 (and in any event no later than five (5) days prior to making any payment hereunder), Purchaser shall notify the payee of any amounts that Purchaser, or any other applicable withholding agent on behalf of Purchaser, intends to deduct or withhold from any payments hereunder and provide the payee with reasonable support for the basis on which Purchaser, or other applicable withholding agent on behalf of Purchaser, intends to deduct or withhold under applicable Law. The Parties shall cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate any potential deductions and withholdings that Purchaser, or other applicable withholding agent on behalf of Purchaser, may believe it is required to make under applicable Law.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

ARTICLE III

CLOSING
3.1    Closing. The closing of the Transactions (the “Closing”) shall take place at 10:00 a.m., New York time, at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, New York 10022 (or, if agreed by the Parties, by the electronic exchange of documents), no later than two Business Days after the last of the conditions to Closing set forth in ARTICLE VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction of such conditions), or at such other time or on such other date or at such other place as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”); provided, however, in the event that the Estimated Hydrocarbon Inventory Value exceeds the Maximum Hydrocarbon Adjustment Amount, Seller shall have the right, on one occasion, to extend the Closing Date upon writing notice to the Purchaser by a period of up to ten (10) Business Days as specified in such notice to give Seller the opportunity to attempt to reduce the Estimated Hydrocarbon Inventory Value to an amount less than the Maximum Hydrocarbon Adjustment Amount; provided, further, that the Closing shall be deemed for all purposes of this Agreement to occur as of the Effective Time on the Closing Date.
3.2    Deliveries by Seller at Closing. At Closing, Seller shall deliver, or cause to be delivered, to Purchaser and / or the Company, as applicable, the following:
(a)    the Contribution, Assignment and Assumption Agreement duly executed and delivered by Seller;
(b)    the Escrow Agreement duly executed and delivered by Seller;
(c)    the Services Agreement duly executed and delivered by Seller;
(d)    the Terminalling Agreement duly executed and delivered by Seller;
(e)    the Refinery Property Lease duly executed and delivered by Seller, as landlord and a memorandum thereof to be duly recorded, together with a customary SNDA (in a form reasonably acceptable to Purchaser) to be duly recorded if such leased premises which are the subject of the Refinery Property Lease are burdened by a Lien from the Seller’s lenders (of indebtedness for borrowed money) at Closing;
(f)    the Refinery Access Agreement duly executed and delivered by Seller;
(g)    a duly executed certificate of Seller complying with the requirements of Treasury Regulations Section 1.1445-2(b), in a form reasonably satisfactory to Purchaser, stating that Seller is not a “foreign person” as defined in Section 1445 of the Code;
(h)    with respect to the Refinery Property Lease, duly executed and acknowledged real property transfer tax forms, if required by Applicable Law;

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(i)    executed resignation letters of the Seller Officers and Directors from their respective positions with the Company, with such resignation letters to include a release in a form reasonably acceptable to Purchaser in favor of the Company from any possible claims the Seller Officers and Directors may have against the Company arising from any act, matter or event arising at or prior to the Closing;
(j)    resolutions of Seller authorizing the execution of this Agreement and each Transaction Agreement to which it is a party and the consummation of the Transactions, certified by the secretary or other executive officer of Seller as being complete (as they relate to the foregoing), correct and in full force and effect;
(k)    the Registration Rights Agreement duly executed by Seller;
(l)    reasonably satisfactory evidence that the Company Interests and the assets of the Company (including the Transferred Assets and the Transferred Real Property) are released from and free and clear of all Liens (other than Permitted Liens and, in the case of the Transferred Real Property, subject to the Refinery Property Lease); and
(m)    other documents, instruments or agreements contemplated hereby and reasonably requested by Purchaser to consummate the Transactions, including those referred to in ARTICLE VIII.
3.3    Deliveries by the Company at the Closing. At Closing, the Company shall deliver, or cause to be delivered, to Seller and / or Purchaser the following:
(a)    the Contribution, Assignment and Assumption Agreement duly executed and delivered by the Company;
(b)    the Services Agreement duly executed and delivered by the Company;
(c)    the Refinery Property Lease duly executed and delivered by Company, as tenant and a memorandum thereof to be duly recorded;
(d)    the Refinery Access Agreement duly executed and delivered by the Company;
(e)    resolutions of the Company authorizing the execution of this Agreement and each Transaction Agreement to which it is a party and the consummation of the Transactions, certified by the secretary or other executive officer of the Company as being complete (as they relate to the foregoing), correct and in full force and effect; and
(f)    other documents, instruments or agreements contemplated hereby and reasonably requested by Purchaser to consummate the Transactions, including those referred to in ARTICLE VIII.
3.4    Deliveries by Purchaser at the Closing. At Closing, Purchaser shall deliver, or cause to be delivered, to Seller (or, in the case of clause (b), the Escrow Agent) the following:

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(a)    the Closing Payment (minus the Escrow Amount, as set forth in the Section 2.7);
(b)    the Par Pacific Shares;
(c)    the Escrow Amount to the Escrow Agent for deposit into an escrow account (the “Escrow Account”), as established pursuant to the terms of the Escrow Agreement;
(d)    the Escrow Agreement duly executed and delivered by Purchaser;
(e)    the Services Agreement duly executed and delivered by Purchaser;
(f)    the Terminalling Agreement duly executed and delivered by Purchaser;
(g)    the Refinery Access Agreement duly executed and delivered by Purchaser;
(h)    the Registration Rights Agreement duly executed and delivered by Issuer; and
(i)    resolutions of Purchaser authorizing the execution of this Agreement and each Transaction Agreement to which it is a party and the consummation of the Transactions, certified by the secretary or other executive officer of Purchaser as being complete, correct and in full force and effect; and
(j)    other documents, instruments or agreements contemplated hereby and reasonably requested by Seller to consummate the Transactions, including those referred to in ARTICLE VIII.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO
SELLER, THE TRANSFERRED ASSETS AND THE COMPANY
Except as set forth on the disclosure schedule delivered by Seller to Purchaser concurrently with the entry into this Agreement and attached to this Agreement as Schedule A (the “Seller Disclosure Schedule”), Seller hereby represents and warrants to Purchaser as follows:
4.1    Organization.
(a)    The Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Seller has the corporate power and authority to own or lease all of the Transferred Assets and to carry on the Topping Operations as it relates to the Transferred Assets as it is now being conducted. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the Topping Operations or the character or location of any properties or assets owned or leased by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

on Seller’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
(b)    The Company is duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company has the corporate power and authority to carry on its business and operations as it is now being conducted. The Company has been recently formed and prior to the Contribution has conducted no business activities, other than with respect to beginning to obtain certain Permits required for the Topping Operations. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and operations or the character or location of any properties or assets owned or leased by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the Company’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party. Seller has previously delivered to Purchaser true and correct copies of the Company’s governing documents.
4.2    Authorization of Agreement. Each of the Seller and the Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of the Transaction Agreements and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Seller and the Company. Each of the Transaction Agreements to which Seller and the Company is a party has been or will be at or prior to the Closing, duly and validly executed and delivered by Seller and the Company, as applicable, and (assuming the due authorization, execution and delivery by the other parties thereto) each of such Transaction Agreements, when so executed and delivered, will constitute, the legal, valid and binding obligations of Seller and the Company, as applicable, enforceable against it in accordance with its terms, subject to applicable Equitable Principles.
4.3    Conflicts; Consents of Third Parties.
(a)    Except as set forth on Section 4.3(a) of the Seller Disclosure Schedule or for the Governmental Approvals referenced in Section 4.3(b) hereof, none of the execution and delivery by Seller or the Company of this Agreement or the other Transaction Agreements to which it is a party, the consummation of the Transactions by Seller or the Company, or the compliance by Seller or the Company with any of the provisions hereof or thereof, conflicts with or will conflict with, or result in any violation of or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or result in the loss of any benefit under, or permit the acceleration of any obligation under, or give rise to a right of termination, modification or cancellation under or result in the creation of any Lien upon any of the properties or assets of Seller or the Company under, any provision of (i) the articles of association, bylaws, partnership agreement or other comparable organizational documents, of Seller or the Company, as applicable; (ii) any Contract or Permit to which Seller or the Company is a party or relating primarily to the Topping Operations or by which any of their properties or assets are bound, except for those where such conflict, violation, default or other such effect would not result in a material liability to Seller or the Company; (iii) any Order

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

of any Governmental Authority applicable to Seller or the Topping Operations or by which any of their properties or assets are bound, except where such conflict, violation, default or other such effect would not result in a material liability to Seller or the Company; or (iv) any applicable Law, except where such conflict, violation, default or other such effect would not result in a material liability to Seller or the Company.
(b)    Except as set forth on Section 4.3(b) of the Seller Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority (a “Governmental Approval”) or any other Person is required on the part of Seller or the Company in connection with the execution and delivery by Seller or the Company of this Agreement or the other Transaction Agreements, the consummation of the Transactions by Seller or the Company or the compliance by Seller or the Company with any of the provisions hereof or thereof, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on Seller’s or the Company’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
4.4    Legal Proceedings; Governmental Orders. Except as disclosed on Section 4.4(a) of the Seller Disclosure Schedule, there are no material pending or, to the Knowledge of Seller threatened since January 1, 2017, Legal Proceedings against Seller or the Company (solely with respect to, or otherwise affecting, the Transferred Assets, the Transferred Real Property, the Company Interests or the Topping Operations). Except as disclosed on Section 4.4(b) of the Seller Disclosure Schedule, (i) there is no material outstanding Order imposed upon Seller or the Company or affecting Seller or the Company (solely with respect to, or otherwise affecting, the Transferred Assets, the Transferred Real Property, the Company Interests or the Topping Operations), and (ii) to the Knowledge of the Seller, no officer, manager, director or employee of Seller or the Company is subject to any material Order that prohibits such officer, manager, director or employee from engaging in or continuing any conduct, activity or practice relating to the Transferred Assets, the Transferred Real Property, the Company Interests or the Topping Operations. Each of Seller and the Company is, and each has been, in compliance with the terms of each material Order to which it is or has been, or any of its assets is or has been, subject. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such material Order.
4.5    Capitalization. Other than the Company Interests, there is no other Equity Interest of the Company issued or reserved for issuance or outstanding. The Company Interests are duly authorized, validly issued, fully paid (to the extent required by the organizational documents of the Company) and non-assessable. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company has no authorized or outstanding bonds, debentures, notes or other Indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the Company Interests on any matter. No Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of Equity Interest of the Company. Neither Seller nor the Company is subject

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire the Company Interests
4.6    Subsidiary Interests. The Company does not own any Equity Interest of any Person, and the Company is not obligated to make any investment in or capital contribution to any Person.
4.7    No Undisclosed Liabilities. Upon consummation of the Transactions, other than the Assumed Liabilities and other Liabilities under or related to the Transaction Agreements to which it is a party, the Company will not have any Liabilities that are required by GAAP to be disclosed, reflected or reserved for in a balance sheet of Seller or in the notes thereto with respect to, or otherwise affecting the Transferred Assets, the Transferred Real Property, the Company Interests or the Topping Operations, other than Liabilities set forth on Section 4.7 of the Seller Disclosure Schedule.
4.8    Absence of Certain Changes. From January 1, 2018 to the date hereof: (a) Seller has, in all material respects, conducted the Refinery Operations in the Ordinary Course of Business (other than preparing for and implementing the Transactions), (b) there has not been any material change in accounting methods, principles or practices affecting Seller, except as required by GAAP, and (c) there has not been any effect, change, event, circumstance, state of facts, occurrence or development that has resulted or is reasonably expected to result, individually or in the aggregate, in a Business Material Adverse Effect.
4.9    Compliance with Laws; Permits.
(a)    Except as set forth on Section 4.9(a) of the Seller Disclosure Schedule, Seller (solely with respect to the Refinery Operations) and the Company have for the past [***] complied and are currently complying, in all material respects), with all Laws applicable to the Transferred Assets, the Transferred Real Property, the Company Interests or the Refinery Operations. Within the [***] prior to the date hereof, neither Seller (solely with respect to the Refinery Operations) nor the Company has received any written notice of or been formally charged by a Governmental Authority with the material violation of any Laws.
(b)    None of the representations and warranties contained in this Section 4.9 (Compliance with Laws; Permits) shall be deemed to relate to Taxes (which are governed by Section 4.10), employee benefit matters (which are governed by Section 4.14), labor matters (which are governed by Section 4.15) or environmental matters (which are governed by Section 4.16).
(c)    Section 4.9(c) of the Seller Disclosure Schedule sets forth a list of all material Permits held by Seller or its Affiliates as of the date hereof that are required for Seller and its Affiliates to conduct the Topping Operations or to own the Transferred Assets and the Company Interests as of the date hereof (the “Material Permits”), all of which are valid and in full force and effect in all material respects on the date hereof. Except as set forth on Section 4.9(c) of the Seller Disclosure Schedule, all Material Permits have been obtained. Seller has made available to the Purchaser true, correct and complete copies of each of the Permits listed on Section 4.9(c) of the Seller Disclosure Schedule. Except for the entering into of the Transaction Agreements or the consummation of the Transactions, no event has occurred that, with or without notice or lapse of

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any material Permit set forth in Section 4.9(c).
4.10    Taxes.
(a)    Except as set forth on Section 4.10 of the Seller Disclosure Schedule:
(i)    all material Tax Returns required to be filed with respect to, or that are required to report items derived from, the Transferred Assets, Topping Operations, or Company have been prepared in accordance with applicable Law and timely filed (taking into account extensions);
(ii)    all material Taxes due and payable (whether or not shown on any Tax Return) in respect of or that affect the Transferred Assets, Topping Operations, and/or Company (including all amounts required to be deducted, withheld, and remitted to a Governmental Authority) have been paid in full;
(iii)    there are no Liens for Taxes on the Transferred Assets except for Permitted Liens;
(iv)    neither Seller nor any Affiliate of Seller is involved in any Tax Proceeding or other audit by or dispute with any Taxing Authority concerning any material Tax Return that includes items derived from, or any matter likely to affect, the Topping Operations or any of the Transferred Assets.
(v)    no extension or waiver of the time to assess, reassess, or collect any Taxes with respect to or affecting the Topping Operations or Transferred Assets, has been given, granted, agreed or requested that remains in effect. Company has not executed any power of attorney with respect to Taxes that remains in effect;
(vi)    neither Seller nor any Affiliate of Seller has been a party to or participated in any “reportable transaction” as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4 (or any predecessor provision) or any similar provision of foreign, state or local Law, involving or affecting the Topping Operations, Transferred Assets, or Company;
(vii)    no reassessment (for property or ad valorem purposes) of any Transferred Asset has been proposed and remains unresolved except for current year ad valorem assessments. Each Transferred Asset that is subject to property Tax has been properly listed and described on the applicable property Tax rolls for all assessment dates prior to the Closing and no Transferred Asset is subject to special-use valuation for property Tax purposes. Seller and its Affiliates have materially complied with all escheat and unclaimed property Laws with respect to funds or property received or held in connection with owning or operating the Topping Operations and Transferred Assets;

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(viii)    no private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any Taxing Authority with respect to the Topping Operations, Transferred Assets, or Company; and
(ix)    Company is not, and has never been, a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.
(b)    Seller is not a “foreign person” as that term is used in U.S. Treasury Regulations Section 1.1445-2.
(c)    Company is, and at all times since its formation has been, an entity disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii). Seller is, and at all times since its formation has been, an entity disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii).
4.11    Real Property.
(a)    Section 4.11(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, (i) a boundary line depiction of certain portions of the real property comprising a part of the Seller Real Property which will be subject to the Refinery Property Lease and then purchased by Purchaser (the “Main Premises”); (ii) a boundary line depiction of the real property comprising a part of the Seller Real Property which will be subject to the Refinery Property Lease containing the fire house building (the “Firehouse Premises”); (iii) a boundary line depiction of the real property comprising a part of the Seller Real Property which will be subject to the Refinery Property Lease containing the laboratory building (the “Lab Premises”) (the Main Premises, the Firehouse Premises and the Lab Premises, together with all rights, privileges, improvements and appurtenances belonging, pertaining or relating to such real property, the “Transferred Real Property”, which, for the avoidance of doubt, does not include the Retained Refinery Units contained in the Excluded Areas, as set forth on Section 4.11(a) of the Seller Disclosure Schedule unless and until such Retained Refinery Units are dismantled or abandoned), and the boundary lines of such Transferred Real Property may, with the written consent of Purchaser not to be unreasonably withheld or delayed, before or after the Closing be adjusted as described in the Refinery Property Lease; (iv) a legal description of that certain real property that is owned by Seller or its Affiliates that is known as lot 3001, consisting of 248.034 acres ±, which includes the Transferred Real Property (the “Seller Real Property”); (v) a depiction of the portion of the Seller Real Property that is not Transferred Real Property (such portion, the “Retained Real Property”); and (vi) a description of that certain real property that is owned by Seller or its Affiliates that is known as lot 613, consisting of ten (10) acres ± (the “SPM Property”). Seller or its Affiliates do not lease any real property as a tenant in connection with the Refinery Operations.
(b)    With respect to the Seller Real Property and the SPM Property, (i) Seller or its Affiliates (including the Company) have good and marketable title to such Seller Real Property, free and clear of all Liens (other than Permitted Liens) and (ii) except as set forth in Section 4.11(b) of the Seller Disclosure Schedule, there are no existing, pending or, to the Knowledge of the Seller,

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

threatened condemnation, eminent domain or similar proceedings affecting all or any portion of the Seller Real Property and/or the SPM Property.
(c)    With respect to Seller Real Property and the SPM Property, Seller has delivered or made available to Purchaser true, complete and correct copies of the title insurance policies and surveys affecting and/or covering all or any of the same in the possession of the Seller or its Affiliates (including the Company). In addition, with respect to the Seller Real Property and the SPM Property, Seller has delivered or made available to Purchaser true, correct and complete copies of all deeds that exist that are in Seller’s possession or control conveying all or any portion thereof to Seller.
(d)    To the Knowledge of Seller, no material improvements constituting a part of the Seller Real Property and/or SPM Property encroach on any real property owned or leased by a Person other than Seller or its Affiliates, other than certain pipelines that may exist on the Seller Real Property and SPM Property.
(e)    There are no outstanding options, rights of first offer, rights of first refusal, or other similar contracts or rights to purchase or lease the Seller Real Property, the SPM Property, or any portion thereof or interest therein.
(f)    Other than as set forth on Section 4.11(f) of the Seller Disclosure Schedule, there are no leases, subleases, licenses or other occupancy agreements relating to the Seller Real Property and/or SPM Property for which Seller is the lessor, sublessor, licensor or the like, and no third party(ies) is/are in possession of any of the Seller Real Property and/or SPM Property, nor has any right(s) of possession of any of the Seller Real Property and/or SPM Property.
(g)    Other than as set forth on Section 4.11(g) of the Seller Disclosure Schedule, the Transferred Real Property together with the rights granted under the other Transaction Agreements constitutes all of the rights in real property necessary to conduct the Topping Operations as presently conducted and operated.
(h)    To the Knowledge of Seller, there are no pending special assessments or reassessments (for which Seller or any Affiliate has received service of process or otherwise notice) of any parcel included in the Seller Real Property and/or SPM Property that would reasonably be expected to result in a material increase in the real property Taxes or other similar charges payable with respect to any parcel of the Seller Real Property and/or SPM Property.
4.12    Transferred Assets; Title to Company Interests.
(a)    Seller or the Company has good and valid title to, or other right to use, the tangible assets included in the Transferred Assets (other than real property and hydrocarbon rights or assets) free and clear of all Liens other than Permitted Liens. The Transferred Assets are not independently capable of producing Hawaii-grade gasoline blendstock without further processing of the product yields that are produced from the Transferred Assets.
(b)    Assuming (i) the making of all notices to, and receipt of all approvals and consents from, applicable third parties set forth on Section 4.3 of the Seller Disclosure Schedule,

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(ii) that Purchaser and the Company obtain and hold all Material Permits set forth on Section 4.9(c) of the Seller Disclosure Schedule and any Government Approvals required to own and operate the Topping Operations and Transferred Assets, and (iii) the entry into the Refinery Property Lease, the Refinery Access Agreement and other Ancillary Agreements, and subject to the exclusion of the Excluded Assets, the Transferred Assets, together with any property or the services that the Company has the right to use under the terms of the Ancillary Agreements, are sufficient for the continued conduct, in all material respects, of the Topping Operations immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing.
(c)    Seller is the sole record and beneficial owner of the Company Interests. Seller has good and valid title to, the Company Interests, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities Laws). Other than this Agreement, neither Seller nor any of its Affiliates is subject to any Contracts or other arrangements with respect to voting rights or transferability with respect to any portion of the Company Interests that will not be discharged prior to Closing.
4.13    Material Contracts.
(a)    Section 4.13(a) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all of the following Contracts as of the date hereof to which Seller or the Company is a party and that are exclusively related to the Topping Operations or by which the Transferred Assets or the Company Interests are bound (collectively, the “Material Contracts”):
(i)    Contracts with each Business Employee who received annual compensation in excess of $[***] in the aggregate in the fiscal year ended December 31, 2017;
(ii)    Contracts for or relating to the incurrence or existence of Indebtedness, or the making of any material loans to another Person, in each case, to the extent included as an Assumed Liability;
(iii)    Contracts which involved payments by the Seller of more than One Million Dollars ($1,000,000) in the aggregate in the fiscal year ended December 31, 2017 that are not terminable without penalty on ninety (90) days’ or less notice;
(iv)    Contracts with customers which involved payments to the Seller of more than One Million Dollars ($1,000,000) in the aggregate in the fiscal year ended December 31, 2017;
(v)    Contracts with independent contractors or consultants (or similar arrangements) or freelance arrangements that, in each case, involve payments of more than $[***] in the aggregate for any individual Contract in the fiscal year ended December 31, 2017 that are not terminable without penalty on ninety (90) days’ or less notice;
(vi)    Contracts exclusively related to the Topping Operations for any outsourced operations, which are expected to involve payment by of more than Five Hundred

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Thousand Dollars ($500,000) in the aggregate for any individual Contract in the twelve (12) month period immediately following the Closing Date that are not terminable by without penalty on ninety (90) days’ or less notice;
(vii)    Contracts with a Material Customer or the Material Supplier;
(viii)    Contracts between the Company, on the one hand, and Seller or an Affiliate of Seller, on the other hand;
(ix)    Contracts containing a most favored nation pricing provision, favored customer provision or other similar provision;
(x)    Contracts containing material service level guarantees, material guaranteed payments or obligations or other similar provisions;
(xi)    Contracts that restrict the freedom of Seller or the Company in any part of the world to carry on the Topping Operations or to complete with any Person or in any area; or
(xii)    Powers of attorney.
(b)    Notwithstanding the foregoing, the term Material Contracts shall not include (and nothing contained in the above or this Agreement shall require disclosure or scheduling of) any of the agreements pursuant to which the Seller and its Affiliates acquired any of the Transferred Assets from [***]. Except as set forth on Section 4.13(b) of the Seller Disclosure Schedule, each Material Contract is in full force and effect and is a legal, valid, binding and enforceable obligation of Seller, and, to the Knowledge of Seller, of the other party or parties thereto, except (i) as enforceability may be limited by applicable Equitable Principles or (ii) where the failure to be legal, valid, binding or enforceable would not, individually or in the aggregate, be or reasonably be expected to be material to the Topping Operations. Except as set forth on Section 4.13(b) of the Seller Disclosure Schedule, Seller, nor to the Knowledge of Seller, any other party or parties thereto, is in default under any Material Contract in any material respect and, to the Knowledge of Seller, no event has occurred that, with notice or lapse of time or both, would constitute a material default by Seller, or, to the Knowledge of Seller, the other party or parties thereto under any Material Contract. Except as set forth on Section 4.13(b) of the Seller Disclosure Schedule, true, complete (subject to redactions) and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and material written waivers thereunder) have been made available to Purchaser or its counsel.
4.14    Employee Benefits Plans.
(a)    Seller has provided to Purchaser summaries or true, complete and correct copies of the plan documents or summary plan descriptions, as of the date hereof, of all of the Benefit Plans. True, complete and correct copies of all employment agreements and any other Contract with a Business Employee (including all modifications, amendments and supplements thereto and waivers thereunder) have been provided to Purchaser.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(b)    With respect to each such Benefit Plan, Seller, its Affiliates and each ERISA Affiliate have complied and are now in compliance, in all material respects, with all the provisions of ERISA, the Code and all Laws and regulations applicable to such Benefit Plans and each Benefit Plan has been administered in all material respects in accordance with its terms. With respect to each Contract or any other employment arrangement with a Business Employee, Seller and its Affiliates have complied and are now in compliance, in all material respects, with all applicable Laws and the terms of such Contract or other employment arrangement.
(c)    Since January 1, 2017, no claim, lawsuit, arbitration, governmental investigation or proceeding or other action has been instituted against or with respect to any Benefit Plan and, to the Knowledge of Seller, none is threatened and no facts or circumstances exist for any of the foregoing.
(d)    From and after the Closing, no circumstances will exist that would reasonably be expected to result in any Liability of Seller or its ERISA Affiliates with respect to any Benefit Plan or Seller Benefit Plan becoming a Liability of Purchaser, the Company, or their ERISA Affiliates.
(e)    There is no PBGC Lien on any asset of the Seller, the Company or ERISA Affiliate, and none has been threatened and no event has occurred for which such a lien could be imposed.
(f)    The Company does not sponsor or maintain any Benefit Plan.
(g)    Except as disclosed on Section 4.14(f) of the Seller Disclosure Schedule, no Benefit Plan is maintained or contributed to pursuant to a collective bargaining agreement.
4.15    Labor.
(a)    Except as set forth on Section 4.15(a) of the Seller Disclosure Schedule and solely with respect to the Topping Operations, Seller is not a party to any labor or collective bargaining agreement (“Labor Agreements”) covering any employee or group of employees of Seller. [***]
(b)    Except as set forth on Section 4.15(b) of the Seller Disclosure Schedule, (i) there are no, and within the last three (3) years there have been no material strikes, work stoppages, work slowdowns, lockouts, picketing or other similar labor activities pending or, to the Knowledge of Seller, threatened against or involving Seller (solely with respect to the Topping Operations), and (ii) there are no material unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Seller, threatened before a Governmental Authority by or on behalf of any Business Employee or group of Business Employees who work at the locations where the Refinery Operations take place.
(c)    Seller (solely with respect to the Topping Operations) is in compliance in all material respects with all applicable Laws respecting employment practices, terms and conditions of employment, wages and hours and employees, including, without limitation, nondiscrimination

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

laws and WARN. Within the last three (3) years prior to the date hereof, Seller has not implemented any plant closing or mass layoff for which it or any of its Affiliates had or could have any Liability under WARN, nor has Seller engaged in or implemented any actions for which it or any of its Affiliates had or could have any liability under the DWA. All Business Employees are properly classified as employees and no individual providing services exclusively to the Refinery Operations is classified as an independent contractor.
(d)    Seller has properly completed and retained a Form I-9 with respect to each Business Employee, to the extent required by applicable Law, and all such Business Employees are legally eligible to work in the United States. Within the past two (2) years prior to the date hereof, there has not been pending against Seller a material Legal Proceeding from the United States Department of Homeland Security, including Immigration and Customs Enforcement, (or any predecessor thereto, including the United States Customs Service or the Immigration and Naturalization Service) or any other material immigration-related enforcement Legal Proceeding.
(e)    Except as disclosed on Section 4.15(e) of the Seller Disclosure Schedule since January 1, 2017, there has been no material pending or threatened Legal Proceedings against Seller in connection with the employment of any current or former applicant, employee, consultant, or independent contractor of the Topping Operations, including, without limitation, any charge, investigation, or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion, and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, unemployment insurance, or any other employment related matter arising under applicable Law.
4.16    Environmental Matters. [***]
4.17    Insurance. Section 4.17 of the Seller Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all insurance policies maintained by Seller or with respect to which Seller is a named insured or otherwise the beneficiary of coverage, in each case exclusively relating to the Refinery Operations (collectively, the “Insurance Policies”). The Seller has made available to the Purchaser true, correct and complete copies of the Insurance Policies or summaries of the coverage terms thereof (subject to redaction of certain premium information therein). As of the date hereof, such Insurance Policies are in full force and effect, and are sufficient to comply with the requirements for insurance under all applicable Laws and Contracts to which Seller or the Company is a party, in each case with respect to the Topping Operations. In the 12 months prior to the date hereof, the Seller has not received any written notice of cancellation of, material premium increase with respect to, or material alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid as of the date hereof in accordance with the payment terms of each Insurance Policy. In the 12 months prior to the date hereof, there are no claims related to the Refinery Operations, the Transferred Real Property or the Transferred Assets pending under any such Insurance Policies as to which coverage has been materially

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

questioned, denied or disputed or with respect to which there is an outstanding reservation of rights (in each case, other than customary reservations of rights).
4.18    Certain Payments. Neither Seller nor the Company have, and to the Knowledge of Seller, no director, manager, officer, employee, agent, representative or other Person associated with or acting for or on behalf of Seller or the Company has, in connection with the Refinery Operations, in violation of applicable Law (a) directly or indirectly made any contribution, gift, bribe, kickback or other payment (including any political contribution with corporate funds, any payment from corporate funds not recorded on the books and records of Seller or the Company, any payment from corporate funds that was falsely recorded on the books and records of Seller or the Company, any payment from corporate funds to governmental officials for improper purposes or payments from corporate funds to obtain or retain business) to any Person, regardless of form whether in money, property or services (i) to obtain favorable treatment in securing business or sources of supply, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of Seller, the Company or any Affiliate, or (iv) or in any other manner or for any other purpose that violates applicable Law, or (b) established or maintained any fund or asset which has not been recorded in the books and records of Seller or the Company for any of the purposes set forth in clause (a) above.
4.19    Customers and Suppliers.
(a)    Section 4.19(a) of the Seller Disclosure Schedule sets forth a complete and correct list of the four (4) largest customers of Seller for fuel oil and diesel with respect to the Topping Operations (collectively, the “Material Customers”) (measured by the aggregate dollar amount of revenues attributable to the Material Customers) during the 12 month period ended December 31, 2017. Within the 12 month period prior to the date of this Agreement, neither Seller nor the Company has received any written notice that any of its Material Customers is terminating its Assumed Contract with Seller or the Company with respect to the Topping Operations. Within the 12 month period prior to the date of this Agreement, neither Seller nor the Company is a party to any material Legal Proceeding with any Material Customer.
(b)    Section 4.19(b) of the Seller Disclosure Schedule sets forth the largest supplier of Seller for crude oil with respect to the Topping Operations (the “Material Supplier”) (measured by the aggregate dollar amount of revenues attributable to the Material Supplier) during the 12 month period ended December 31, 2017. Within the 12 month period prior to the date of this Agreement, neither Seller nor the Company has received any written notice that the Material Supplier is terminating its Assumed Contract with Seller or the Company with respect to the Topping Operations. Within the 12 month period prior to the date of this Agreement, neither Seller nor the Company is a party to any material Legal Proceeding with the Material Supplier.
4.20    Investment Intent. Seller is (a) an experienced and knowledgeable investor, (b) able to bear the economic risks of the acquisition and ownership of the Par Pacific Shares and (c) is capable of evaluating (and has evaluated) the merits and risks of investing in the Par Pacific Shares and its acquisition and ownership thereof. Seller understands and acknowledges that no federal or state agency has passed upon the merits or risks of the acquisition and ownership of the Par Pacific Shares or made any finding or determination concerning the fairness or advisability of such

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

acquisition and ownership. Seller acknowledges that (a) it has reviewed the SEC Reports and (b) it is relying only upon the information contained in the SEC Reports and the representations and warranties of the Issuer in this Agreement and not upon any other information in connection with its decision to acquire and own the Par Pacific Shares. Seller understands and acknowledges that the acquisition and ownership of the Par Pacific Shares involve risks, including those described in the SEC Reports and the Seller has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of the acquisition and ownership of the Par Pacific Shares. Seller has considered the suitability of the Par Pacific Shares as an investment in light of its own circumstances and financial condition and is able to bear the risks associated with an investment in the Par Pacific Shares. Seller is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and is acquiring the Par Pacific Shares for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder or any other securities Laws. Seller acknowledges and understands that (a) the acquisition of the Par Pacific Shares has not been registered under the Securities Act in reliance on an exemption therefrom, (b) that the Par Pacific Shares will, upon their acquisition by Seller at Closing, be characterized as “restricted securities” under state and federal securities Laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities Laws, and (c) the Par Pacific Shares are subject to restrictions on transferability under Article 11 of the Issuer’s Restated Certificate of Incorporation.
4.21    Legend; Restrictive Notation. Seller understands that the certificates evidencing the Par Pacific Shares or the book-entry account maintained by the transfer agent evidencing ownership of the Par Pacific Shares, as applicable, will bear the following legend or restrictive notation until the earlier of (i) (A) the six (6) month anniversary of the Closing Date, upon request of Seller if Seller is not an “affiliate” (as defined under Rule 144 of the Securities Act) of the Issuer at the time of such request or during the three months prior to such request, provided that the Issuer is in compliance with its disclosure requirements under applicable federal securities Laws as of such date, and (B) after the twelve-month anniversary of the Closing Date upon request of Seller if Seller is not an “affiliate” (as defined under Rule 144 of the Securities Act) of Issuer at the time of such request or during the three months prior to such request; or (ii) the date a resale registration statement filed in accordance with Registration Rights Agreement is declared effective by the SEC: “THESE SECURITIES HAVE RESTRICTIONS AND CONDITIONS ATTACHED THERETO PURSUANT TO THE RESTATED CERTIFICATE OF INCORPORATION OF PAR PACIFIC HOLDINGS, INC. DATED OCTOBER 20, 2015. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”
4.22    Ownership of Securities. Seller and its Affiliates do not, as of the date hereof, and will not as a result of Seller’s acquisition of the Par Pacific Shares hereunder, own five percent (5%) or more of Issuer’s issued and outstanding capital stock.
4.23    No General Solicitation. Seller acknowledges and agrees that neither Issuer nor any other Person offered to sell the Par Pacific Shares to it by means of any form of general solicitation or advertising. Seller further acknowledges and agrees that it was solicited or became aware of the investment in Par Pacific Shares through direct contact with Issuer or its agents outside of any public offering effort.
4.24    Solvency. Immediately following the Closing after giving effect to the consummation of the Transactions: (a) the fair value of Seller’s assets will be greater than the total amount of its Liabilities, including contingent Liabilities; (b) the present fair saleable value of Seller’s assets will be greater than the amount that will be required to pay the probable liability of Seller on its debts as they become absolute and matured; (c) Seller will be solvent and able to pay its debts and obligations in the Ordinary Course of Business as they mature, including but not limited to its obligations under this Agreement and the Ancillary Agreements; and (d) Seller will have adequate capital and liquidity to carry on its businesses following the Transactions. Seller has not incurred, and does not plan to incur, debts beyond its ability to pay as they become absolute and matured. No transfer of property is being made and no obligation is being incurred by Seller in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Seller or its Affiliates
4.25    Financial Advisors. Except as set forth on Section 4.25 of the Seller Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Seller or its Subsidiaries and no Person other than those Persons set forth on Section 4.25 of the Seller Disclosure Schedule is entitled to any fee or commission or like payment from Seller or its Subsidiaries in connection with the Transactions.
4.26    No Other Representations. Except for the representations and warranties expressly made by Seller in this ARTICLE IV (including the Seller Disclosure Schedule), neither the Seller nor any other Person makes any express or implied representation or warranty on behalf of or with respect to Seller or the Transferred Assets, and Seller hereby disclaims any representation or warranty not contained in this ARTICLE IV.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth on the Purchase Disclosure Schedule, Purchaser hereby represents and warrants as follows:

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

5.1    Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Hawaii. Purchaser has the corporate, limited liability company or other similar power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of any properties or assets owned or leased by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to materially delay or have a material adverse effect on Purchaser’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
5.2    Authorization of Agreement. Purchaser and each Affiliate of Purchaser party to this Agreement or any other Transaction Agreement has all requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of the Transaction Agreements to which it is a party and the consummation of the Transactions contemplated thereby have been duly authorized by all requisite corporate, limited liability company or other similar action on the part of Purchaser and each such Affiliate. Each of the Transaction Agreements to which it is a party has been or will be at or prior to the Closing, duly and validly executed and delivered by Purchaser and each such Affiliate and (assuming the due authorization, execution and delivery by the other parties thereto) each of the Transaction Agreements, when so executed and delivered, will constitute, the legal, valid and binding obligations of Purchaser and each such Affiliate, enforceable against it in accordance with its terms, subject to applicable Equitable Principles.
5.3    Conflicts; Consents of Third Parties.
(a)    None of the execution and delivery by Purchaser or its Affiliates of this Agreement or the other Transaction Agreements to which it is a party, the consummation of the Transactions, or compliance by Purchaser or its Affiliates with any of the provisions hereof or thereof conflicts with or will conflict with, or result in any violation of or constitute a breach of or a default (with or without notice or lapse of time, or both) under, or result in the loss of any benefit under, or permit the acceleration of any obligation under, or give rise to a right of termination, modification or cancellation under or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its Affiliates under, any provision of (i) the certificate of incorporation or bylaws or other comparable organizational documents, of Purchaser or any of its Affiliates; (ii) any Contract or Permit to which Purchaser or any of its Affiliates is a party or by which any of the properties or assets of Purchaser or any of its Affiliates are bound; (iii) any Order of any Governmental Authority applicable to Purchaser or any of its Affiliates or by which any of the properties or assets of Purchaser or any of its Affiliates are bound; or (iv) any applicable Law, except in the case of clauses (ii), (iii) and (iv), where such conflict, violation or default would not or reasonably be expected to, individually or in the aggregate, materially delay or materially and adversely affect Purchaser’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(b)    No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of Purchaser or any of its Affiliates in connection with the execution and delivery by Purchaser of this Agreement or the other Transaction Agreements to which it is a party, the consummation of the Transactions by Purchaser and its Affiliates or the compliance by Purchaser or its Affiliates with any of the provisions hereof or thereof, except for any such Governmental Approval, the failure of which to make or obtain would not or reasonably be expected to, individually or in the aggregate, materially delay or have a material adverse effect on Purchaser’s or its Affiliates’ ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
5.4    Legal Proceedings. There are no pending or, to the knowledge of Purchaser, threatened, Legal Proceedings against the Purchaser or any of its Affiliates that, individually or in the aggregate, would or would reasonably be expected to materially delay or materially and adversely affect Purchaser’s or any of its Affiliates’ ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
5.5    Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Purchaser or its Affiliates and no Person is entitled to any fee or commission or like payment from Purchaser or its Affiliates in connection with the Transactions.
5.6    Financial Capability. Purchaser has (a) sufficient immediately available funds and the financial ability to pay the Cash Purchase Price and to pay any costs and expenses incurred by Purchaser in connection with the Transactions and (b) the resources and capabilities (financial and otherwise) to perform its obligations under the Transaction Agreements and, in each case, to pay any expenses incurred by Purchaser in connection therewith.
5.7    Evidence of Capacity. Purchaser has sufficient technical and financial capacity to own and operate the Topping Operations and the Transferred Assets and can provide sufficient evidence in this regard if so required to any Governmental Authority or Third Party.
5.8    [***].
5.9    Solvency. Immediately following the Closing after giving effect to the consummation of the Transactions: (a) the fair value of Purchaser’s assets will be greater than the total amount of its Liabilities, including contingent Liabilities; (b) the present fair saleable value of Purchaser’s assets will be greater than the amount that will be required to pay the probable liability of Purchaser on its debts as they become absolute and matured; (c) Purchaser will be solvent and able to pay its debts and obligations in the Ordinary Course of Business as they mature, including but not limited to its obligations under this Agreement and the Ancillary Agreements; and (d) Purchaser will have adequate capital and liquidity to carry on its businesses following the Transactions. Purchaser has not incurred, and does not plan to incur, debts beyond its ability to pay as they become absolute and matured. No transfer of property is being made and no obligation is being incurred by Purchaser in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser or its Affiliates.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ISSUER
Except as set forth on the Issuer Disclosure Schedule, Issuer hereby represents and warrants to Purchaser as follows:
6.1    Organization. Issuer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Issuer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Issuer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of any properties or assets owned or leased by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not or reasonably be expected to, materially delay or have a material adverse effect on Issuer or Issuer’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
6.2    Authorization of Agreement. Issuer has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby. The execution and delivery of the Transaction Agreements to which it is a party and the consummation of the Transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Issuer. Each of the Transaction Agreements to which it is a party has been or will be at or prior to the Closing, duly and validly executed and delivered by Issuer and (assuming the due authorization, execution and delivery by the other parties thereto) each of the Transaction Agreements to which it is a party, when so executed and delivered, will constitute, the legal, valid and binding obligations of Issuer, enforceable against it in accordance with its terms, subject to applicable Equitable Principles.
6.3    Conflicts. Except as required pursuant to the Registration Rights Agreement and for filings and applications required under the requirements of the Exchange Act or the New York Stock Exchange, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of Issuer in connection with the execution and delivery by Issuer of this Agreement or the other Transaction Agreements to which it is a party, the consummation of the Transactions by Issuer or the compliance by Issuer with any of the provisions hereof or thereof, except for any such Governmental Approval, the failure of which to make or obtain would not or reasonably be expected to, individually or in the aggregate, materially delay or have a material adverse effect on Issuer’s ability to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
6.4    Legal Proceedings. There are no pending or, to the knowledge of Issuer, threatened, Legal Proceedings against the Issuer that, individually or in the aggregate, would or would reasonably be expected to materially delay or materially and adversely affect Issuer’s ability to

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.
6.5    Capitalization. As of the date hereof, the authorized capital stock of Issuer consists of 500,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). As of the close of business on August 24, 2018, there were (i) 45,879,509 shares of Common Stock (all of which were duly authorized, validly issued, fully paid and non-assessable) and no shares of Preferred Stock issued and outstanding and (ii) no shares of Issuer Stock held in treasury.
6.6    Par Pacific Shares Upon issuance, the Par Pacific Shares will be duly and validly authorized by Issuer, and when issued and delivered to Seller in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any Liens, limitations or restrictions, other than as set forth in the organizational documents of Issuer and transfer restrictions imposed thereon by applicable securities Laws.
6.7    Purchaser. Purchaser is an indirect wholly owned Subsidiary of Issuer.
6.8    SEC Filings As of the date hereof, Issuer has filed all SEC Reports. All of the SEC Reports (i) affecting Issuer’s eligibility to file a registration statement on Form S-3 were filed on a timely basis (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act), (ii) at the time filed (except to the extent corrected by a subsequently filed SEC Report filed prior to the date of this Agreement), complied, as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such SEC Reports and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect.
6.9    Absence of Certain Changes. Since the date of the filing by Issuer with the SEC of its most recent annual or quarterly report required to be filed prior to the date hereof, there has not occurred any change, event or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets or operations of Issuer and its Subsidiaries taken as a whole.
6.10    Listing; Investment Company. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Issuer has not received any written notification that the SEC is contemplating terminating such registration. Issuer has not, in the twelve (12) months preceding the date hereof, received written notice from the New York Stock Exchange or any other stock market or exchange to the effect that Issuer is not in compliance with the listing or maintenance requirements of such market or exchange. Issuer is not, and is not an Affiliate of, and immediately after the Closing, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
6.11    Private Placement. Assuming the accuracy of the Seller’s representations and warranties set forth in Section 4.20 and Section 4.23, no registration under the Securities Act is

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

required for the offer and sale of the Par Pacific Shares by Issuer to the Seller as contemplated hereby.
6.12    No General Solicitation. Neither Issuer nor any Person acting on behalf of Issuer has offered or sold any of the Par Pacific Shares by any form of general solicitation or general advertising. Issuer has offered the Par Pacific Shares only to the Seller.
ARTICLE VII

COVENANTS
7.1    Conduct of Business Prior to the Closing. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement, and except as otherwise provided in or contemplated by this Agreement, the other Transaction Agreements or in connection with facilitating the Transactions or as required by applicable Law or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to, subject to Section 7.4, use [***] to:
(a)    conduct the business of the Seller and the Company with respect to the Topping Operations in the Ordinary Course of Business;
(b)    (i) maintain and preserve intact the current organization, business and franchise of the Seller and the Company with respect to the Topping Operations in the Ordinary Course of Business and (ii) preserve the rights, franchises, goodwill and relationships of its customers and others having business relationships with the Seller and the Company with respect to the Topping Operations in the Ordinary Course of Business;
(c)    cause the Company to preserve and maintain all of its material Permits with respect to the Topping Operations in the Ordinary Course of Business;
(d)    pay, and cause the Company to pay, its debts, Taxes and other material obligations when due in the Ordinary Course of Business;
(e)    subject to Section 7.4, maintain, and cause the Company to maintain, the Topping Units, the Transferred Assets and the other properties and assets owned, operated or used by Seller and the Company in the Topping Operations in substantially the same manner as they were maintained on the date of this Agreement in the Ordinary Course of Business, subject to reasonable wear and tear and the matters described in Section 7.6;
(f)    cause the Company to continue, in full force and effect without material adverse modification all Insurance Policies, except as required by applicable Law or to terminate or separate coverage of the Transferred Assets or Topping Operations from and after Closing; and
(g)    perform, and cause the Company to perform, all of its material obligations under all Material Contracts that are Assumed Contracts in the Ordinary Course of Business.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement will give to Purchaser, directly or indirectly, the right to control or direct the Topping Operations prior to the Closing. Prior to the Closing, Seller and the Company will exercise, consistent with the terms and conditions of this Agreement, control of the Topping Operations.
7.2    Pre-Closing Access to Information. From the date hereof until the Closing, and subject to any limitations under applicable Law, Seller shall, and shall cause the Company to, (a) afford Purchaser and its Representatives reasonable access upon reasonable notice during normal business hours to and the right to inspect all of the Transferred Assets; (b) furnish Purchaser and its Representatives with such other information related to the Transferred Assets and the Topping Operations as Purchaser or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Company to cooperate reasonably with Purchaser in its reasonable investigation of the Transferred Assets and the Topping Operations; provided, that, neither Seller nor any of its Affiliates shall have any obligation to make available any information if doing so would violate attorney-client privilege, non-disclosure obligations or applicable Law (and in such cases the Parties will use [***] to make appropriate and lawful substitute disclosure arrangements). Any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or the Company. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.
7.3    Notice of Certain Events.
(a)    From the date hereof until the Closing, Seller shall promptly notify Purchaser in writing of any of the following that it becomes aware of during such period:
(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct such that the condition in Section 8.2(a) would not be satisfied or (C) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.2 to be satisfied;
(ii)    any material written notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;
(iii)    any material written notice or other material communication from any Governmental Authority in connection with the Transactions; and
(iv)    any Legal Proceedings commenced or, to the Knowledge of Seller, threatened in writing against, relating to or involving or otherwise affecting the Topping Operations, the Transferred Assets or the Company Interests that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.4 or that seeks to enjoin the consummation of the Transactions.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(b)    From the date hereof until the Closing, Purchaser shall promptly notify Seller in writing of any of the following that it becomes aware of during such period:
(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect on the Transactions, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Purchaser hereunder not being true and correct such that the condition in Section 8.3(a) would not be satisfied or (C) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.3 to be satisfied;
(ii)    any material written notice or other material communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;
(iii)    any material written notice or other material communication from any Governmental Authority in connection with the Transactions; and
(iv)    any Legal Proceedings commenced or, to the Knowledge of Seller threatened in writing, that relates to or seeks to enjoin the consummation of the Transactions.
(c)    From the date hereof until the Closing, Seller shall promptly (and in any event within two Business Days after receipt thereof by Seller or its Representatives) advise Purchaser orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.
(d)    A Party’s receipt of information pursuant to this Section 7.3 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the other Party in this Agreement (or the remedies with respect to breaches thereof) and shall not be deemed to amend or supplement the Seller Disclosure Schedules, as applicable.
7.4    Topping Unit Separation Activities.
(a)    Topping Unit Separation. Promptly following the fulfillment or waiver of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3, as applicable (other than those conditions which involve (x) the execution and / or delivery of agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered at the Closing or (y) the completion of the Separation Activities and thus, by their nature, can only be fulfilled at Closing (such conditions, the “Closing Date Conditions”), (i) Purchaser shall deliver to Seller a written certificate, executed by a duly authorized officer of Purchaser, confirming that, as of such time the conditions to its obligations to consummate the Closing in Sections 8.1 and 8.2 of the Agreement (other than the Closing Date Conditions) have been fulfilled (or waived by Purchaser) (a “Purchaser Closing Notice”) and (ii) Seller shall deliver to Purchaser a written certificate, executed by a duly authorized officer of Seller, confirming that as of such time the conditions to its obligations

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

to consummate the Closing in Sections 8.1 and 8.3 of the Agreement (other than the Closing Date Conditions) have been fulfilled (or waived by Seller) (together with the Purchaser Closing Notice, the “Closing Notices”). After the receipt by the Parties of the respective Closing Notices, Seller shall at its sole cost and expense commence the activities set forth in Annex A hereto with the goal to separate and isolate the Topping Units from the Retained Refinery Units (collectively, the “Separation Activities”) within fifteen (15) Business Days after the exchange of the respective Closing Notices. The Separation Activities shall be deemed complete when the operations of the Refinery fulfill the relevant criteria therefor as set forth in Annex A with respect thereto (the “Separation Criteria”). If Seller and Purchaser are unable to agree whether the Separation Criteria have been met within three (3) days of Seller providing written notice to Purchaser that such criteria have been fulfilled, then an independent and experienced third party engineering firm that is mutually agreeable (such agreement not to be unreasonably withheld) to Seller and Purchaser shall be promptly engaged to determine and evaluate the issues that are in dispute and deliver its findings in writing within five (5) Business Days of its engagement. The cost of retaining such firm shall be borne equally by Seller and Purchaser.
(b)    Changes in Scope of Work. Any material amendments or material modifications to the scope of work with respect to the Separation Activities shall be in writing signed by an authorized representative of Seller and Purchaser, and an authorized representative of Purchaser shall be reasonably available during the normal business hours of the Seller to make such decisions. In the event that Seller proposes a change to the scope of work with respect to the Separation Activities to which Purchaser does not agree, and Seller believes in good faith that such change is necessary for successful and safe completion of the remaining items in the scope of work with respect to the Separation Activities (a “Separation Dispute”), Seller shall provide written notice to Purchaser setting forth in reasonable detail the basis of the Separation Dispute. A member of senior management (vice president level or higher) of Purchaser and Seller shall meet by telephone, or at a mutually agreeable location, in good faith to attempt to resolve the Separation Dispute within two (2) days from the date of the notice. In the event Purchaser and Seller are unable to resolve the Separation Dispute in accordance with the foregoing provisions, Seller may, in Seller’s discretion, (x) cease further Separation Activities or (y) refer such dispute to a mutually agreeable engineering firm for resolution, in each case, an independent and experienced third party engineering firm that is mutually agreeable (such agreement not to be unreasonably withheld) to Seller and Purchaser shall be promptly engaged to determine and evaluate the issues that are in dispute and deliver its findings in writing within five (5) Business Days of its engagement. The cost of retaining such firm shall be borne equally by Seller and Purchaser.
(c)    Course of performance. During the course of the Separation Activities, Seller shall use its [***] to perform the Separation Activities (i) within the time frames indicated in the scope of work with respect to the Separation Activities, (ii) in all material respects in compliance with applicable Law and (iii) in a diligent, orderly and professional manner, and Seller shall keep Purchaser informed of all material factors which may affect Seller’s progress of the Separation Activities and the various dates or ranges thereof when Seller anticipates completion of the items detailed on the scope of work with respect to the Separation Activities. Purchaser shall be permitted to have representatives present to observe the Separation Activities subject to Seller’s ordinary course site access requirements and procedures.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(d)    Independent Contractor. Seller will be an independent contractor with respect to all Separation Activities performed pursuant to this Section. Neither Seller nor any contractors nor the employees of either shall be deemed to be servants, employees or agents of Purchaser.
7.5    Closing Conditions. From the date hereof until the Closing, each party hereto shall use [***] to take such actions as are necessary to satisfy the closing conditions set forth in ARTICLE VIII hereof as expeditiously as practicable.
7.6    Casualty and Condemnation.
(a)    Notice. In the event that, from the date hereof until the Closing, all or any portion of the Topping Units or the Transferred Assets of Seller or the Company used in connection with the Topping Operations are damaged or destroyed by fire or other casualty, theft, vandalism, flood, wind, hurricane, explosion or other casualty for which the associated repair or replacement costs would reasonably be expected to exceed $[***] million (a “Casualty”) or taken by condemnation or eminent domain or by agreement in lieu thereof with any Person or Governmental Authority authorized to exercise such rights (a “Taking”), Seller shall promptly notify Purchaser thereof.
(b)    Repair or Replacement.
(i)    In the event of a Casualty or Taking from the date hereof until the Closing, Seller shall elect by written notice to Purchaser given within five (5) Business Days after Seller becomes aware of the occurrence of a Casualty or Taking (i) to repair or replace or make adequate provision for the repair or replacement of the affected asset at Seller’s cost prior to the Closing, in which case Purchaser’s obligation to effect the Closing shall not be affected, but the Closing Date (and the Outside Date) shall be deferred until three (3) Business Days after repairs or replacement have been completed and the affected asset has been restored to performance substantially comparable in all material respects to that prior to the Casualty or Taking, and/or (ii) to negotiate with Purchaser to reduce the Base Price by an amount agreed to by Seller and Purchaser to reflect the cost to repair or replace the affected assets and the loss of income and associated business interruption caused by customer and commercial disruption, as may be mutually agreed to by Purchaser and Seller (the “Repair Costs”), in which case, in the event of a Repair Cost Dispute, the Closing Date shall be deferred as provided in Section 7.6(e). Notwithstanding the foregoing, Seller’s election in clause (i) of this Section 7.6(b)(i) shall be unavailable and clause (ii) of this Section 7.6(b)(i) shall apply if the required repairs or replacements would reasonably be expected to result in an extension of the Outside Date for more than sixty (60) days.
(ii)    If Seller and Purchaser agree on the Repair Costs within fifteen (15) days of Purchaser’s receipt of Seller’s notice of the Casualty or Taking (the “Repair Negotiation Period”), Purchaser’s obligation to effect the Closing shall not be affected, but the Purchase Price shall be reduced by the amount of the Repair Costs so agreed.
(iii)    If Seller and Purchaser do not agree on the Repair Costs within the Repair Negotiation Period (a “Repair Cost Dispute”), either Party may request an

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

engineering company that shall be mutually agreed to by Purchaser and Seller to evaluate the affected assets and deliver to Purchaser and Seller its written estimate of the Repair Costs (the “Third-Party Estimate”) within fifteen (15) days after the end of the Repair Negotiation Period.

a.
If the Third-Party Estimate is less than [***]% of the Base Price, Purchaser’s obligation to effect the Closing shall not be affected and the Parties shall submit the Repair Cost Dispute to binding arbitration for resolution after the Closing, with a post-Closing adjustment to the Base Price equal to the amount of the finally-determined Repair Costs.

b.
If the Third-Party Estimate is equal to or greater than [***]% of the Base Price and Seller has not elected by written notice delivered to Purchaser within five (5) Business Days of the receipt of the Third-Party Estimate to bear the cost thereof, either Seller or Purchaser may elect, by giving the other Party written notice of election within fifteen (15) days of receipt of the Third-Party Estimate, to terminate this Agreement pursuant to Section 9.1(a) (to which the other Party shall be deemed to have consented).

(c)    Condemnation Awards. In the event of any reduction in the Base Price in connection with a Taking, as provided in Section 7.6(b)(i), and the Closing occurs, Purchaser shall be entitled to collect (in respect of the portion thereof relating to the Topping Units and Transferred Assets) from any condemnor the entire award(s) that may be made in any such Legal Proceeding, without deduction, to be paid out as follows: subject to actual receipt of such award(s) by Purchaser, (a) Purchaser shall pay to Seller all such amounts, up to the amount of such Base Price reduction, and (b) Purchaser shall be entitled to retain the balance (if any) of such award(s).
(d)    Base Price Adjustment. Any adjustment of the Base Price pursuant to Section 7.6(b)(iii) which is necessary to reflect a final determination of Repair Costs after the Closing shall be made as follows: (a) an adjustment in favor of Purchaser shall be paid in cash by Seller; and (b) an adjustment in favor of Seller shall be paid in cash to the extent the Base Price had been reduced pursuant to this Section 7.6. Any such reduction, refund or payment shall be made within ten (10) Business Days after such final determination.
(e)    Deferral of Closing Date. In the event of a Repair Cost Dispute, the Closing Date shall be deferred until (a) three (3) Business Days after receipt of the Third-Party Estimate, or (b) if Seller elects the option in Section 7.6(b)(i), as provided therein.
7.7    Governmental Approvals.
(a)    Antitrust Filings and Antitrust Proceedings.
[***]

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(b)    Required Permits. Purchaser and Seller shall use their respective [***] to obtain, or to Cause the Company to obtain, all Required Permits prior to the Closing, including all notifications and filings with Governmental Authorities that are required in connection therewith, in each case as more specifically set forth on Section 7.7(b) of the Seller Disclosure Schedules. Each Party agrees to use [***] to assist the other Party in attempting to obtain the Required Permits prior to the Closing, and each Party shall bear its own expenses in complying with this Section 7.7(b).
7.8    Preservation of Records; Access to Information.
(a)    For a period of five years after the Closing Date, Purchaser agrees to preserve and keep the Transferred Records so that they are reasonably retrievable, provided, that, if Purchaser desires to destroy or dispose of such Transferred Records during such period, it will first offer in writing at least forty-five days before such destruction or disposition to surrender them to Seller, and if Seller does not accept such offer within twenty days after receipt of such offer, Purchaser may proceed with the destruction of such Transferred Records.
(b)     Unless in violation of Law, each Party agrees (and shall cause its Affiliates to agree) to afford the other Party and its Affiliates and their respective accountants and counsel, during normal business hours, upon reasonable request, at a mutually agreeable time, reasonable access to and the right to make copies of the Transferred Records delivered to Purchaser or other information (excluding confidential, privileged or proprietary information) that Seller retains to the extent that it relates to the Transferred Assets or the Topping Operations at no cost to such Party or its Affiliates (other than for reasonable out-of-pocket copying expenses); provided, however, that in the event of any litigation, nothing herein shall limit any Party’s rights of discovery under applicable Law. Without limiting the generality of the preceding sentences, each Party agrees to provide the other Party and its Affiliates reasonable access to and the right to make copies of the Transferred Records or other information (excluding confidential, privileged or proprietary information) that Seller retains to the extent that it relates to the Transferred Assets or the Topping Operations after the Closing Date, for the purposes of assisting such Party and its Affiliates (i) in complying with the obligations under this Agreement or the Transaction Agreements (including to comply with any indemnity obligations), (ii) in preparing and delivering any accounting statements provided for under this Agreement or the Transaction Agreements and adjusting, prorating and settling the charges and credits provided for in this Agreement or the Transaction Agreements, (iii) in the case of the Seller, in owning or operating the Excluded Assets or Excluded Liabilities, and in the case of Purchaser, in owning or operating the Transferred Assets or Assumed Liabilities, (iv) in preparing Tax Returns or in responding to or disputing any Tax audit, Tax appeal, other Tax proceeding, (v) in asserting, defending or otherwise dealing with any claim, known or unknown, under this Agreement or the Transaction Agreements or the Transferred Assets or (vi) in asserting, defending or otherwise dealing with any Third-Party Claim by or against a Party or its Affiliates relating to the Topping Operations or the Transferred Assets. Notwithstanding the foregoing, nothing contained in this Agreement shall require either Party or its Affiliates to disclose (or to provide access to any of its offices, properties, books or records that would reasonably be expected to result in the disclosure to such Persons or others of) any information relating to a dispute, litigation or

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

indemnity claim, which shall be instead subject to the applicable rules of discovery under applicable Law.
(c)    Notwithstanding the foregoing or anything in this Agreement to the contrary, neither Seller nor any of its Affiliates shall be required to disclose (or to provide access to any of its offices, properties, books or records that would reasonably be expected to result in the disclosure to such Persons or others of) any Excluded Records nor shall any Party be required to disclose any confidential information relating to non-public customer or Personal Data, nor shall either Party be required to permit the other Party or its Affiliates or representatives to have access to or to copy or remove from the offices or properties of such Party or any of its Affiliates any documents, drawings or other materials that would reasonably be expected to reveal any such confidential information.
7.9    Confidentiality. From and after the Closing, Purchaser shall, and shall cause each of its Affiliates and its and their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives to, maintain the confidentiality of any information of Seller to the extent that it relates to the Transactions, the Transaction Documents or primarily to any of the businesses or operations of Seller or Seller’s Affiliates other than the Topping Operations, except to the extent that Purchaser can show that such information (a) is generally available to and known by the public through no fault of Purchaser, any of its Affiliates or their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives; or (b) is lawfully acquired by Purchaser, any of its Affiliates or their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. From and after the Closing, Seller shall, and shall cause each of its Affiliates and its and their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives to, maintain the confidentiality of any information to the extent relating to the Transactions, the Transaction Documents or primarily to the Company or the Topping Operations or the other businesses or operations of Purchaser and Purchaser’s Affiliates, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or Purchaser or any of their respective Affiliates or their respective directors, officers, stockholders, employees, agents, consultants, lenders, advisors and representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, to the extent legally permissible, Seller shall promptly notify Purchaser, or Purchaser shall promptly notify Seller, as applicable, in writing and shall disclose only that portion of such information which Seller or Purchaser, as applicable, is legally required to be disclosed, provided that Seller or Purchaser, as applicable shall use [***] to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information, in each case, at the expense of the Party’s whose information is required to be disclosed. The Confidentiality Agreement shall terminate at the Closing.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

7.10    Publicity. Neither Seller nor its Affiliates, on the one hand, or Purchaser and its Affiliates, on the other hand, shall issue any press release or public announcement concerning this Agreement, the other Transaction Agreements or the Transactions or make any other public disclosure containing or pertaining to the terms of this Agreement without obtaining Seller’s or Purchaser’s, as applicable, prior written approval, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the judgment of Seller or Purchaser, as applicable, disclosure is otherwise required by applicable Law or stock exchange rule; provided that, to the extent any disclosure is required by applicable Law or stock exchange rule, nothing herein shall prevent any Party from making any such required disclosure and the Party required to make such disclosure shall use its [***] consistent with applicable Law or stock exchange rule to consult with Seller or Purchaser, as applicable, with respect to the text thereof; provided, further, that the Seller and its Affiliates’ equityholders, directors, managers, agents and their respective Affiliates shall be entitled to disclose such information to their respective employees, direct or indirect equity owners, partners, prospective partners, investors, prospective investors, professional advisors and lenders who have a need to know the information and who agree to keep such information confidential or are otherwise bound to confidentiality.
7.11    Employee Matters.
(a)    All employees of Seller or its Affiliates who are employed primarily in connection with the Topping Operations as of the date hereof are collectively referred to as “Business Employees.”
(b)    [***]
(c)    [***]
(d)    [***]
(e)    [***]
(f)    [***]
(g)    [***]
(h)    [***]
(i)    [***]
(j)    [***]
(k)    [***]
(l)    [***]
(m)    [***]

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(n)    This Section 7.11 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.11, express or implied, shall confer upon any Business Employee, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 7.11, express or implied, shall be deemed an amendment of any plan providing benefits to any Business Employee.
7.12    Termination of Rights to the Seller Names and Marks. Purchaser acknowledges and agrees that as between Purchaser, on the one hand, and Seller and its Affiliates, on the other hand, all right, title and interest in and to the Seller Names and Marks are owned exclusively by Seller and its Affiliates. Purchaser and its Affiliates shall not have any rights in or to any Seller Names and Marks, and Purchaser and its Affiliates shall not use any Seller Names or Marks (except as set forth in this paragraph). Neither Purchaser nor any of its Affiliates shall contest the ownership or validity of any rights of Seller or any of its Affiliates in or to any of the Seller Names and Marks. After the Closing Date, Purchaser and its Affiliates will not expressly, or by implication, do business as or represent themselves as having any affiliation, connection or other association with Seller or any of its Affiliates except as set forth in this Agreement and the Ancillary Agreements. Furthermore, Purchaser acknowledges and hereby agrees that (i) the rights of the Topping Operations to any of the Seller Names and Marks shall terminate on the Closing Date; and (ii) except as permitted by any Ancillary Agreement, promptly following the Closing Date, but in no event later than sixty days following the Closing Date, Purchaser and its Affiliates shall cease and discontinue all uses of the Seller Names and Marks, either alone or in combination with other words, and all service marks, trademarks, and trade names similar to the Seller Names and Marks or embodying any of the foregoing alone or in combination with other words, on any and all items and materials used in or relating to the Topping Operations, including the name of the Company, and any websites, Internet domain names, vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other business documents and materials (to the extent any such uses exist as of the Closing Date).
7.13    Third Party Consents.
(a)    Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign any Assumed Contract or other Transferred Asset or any benefit arising under or resulting from such Assumed Contract or other Transferred Asset if an attempted assignment thereof, without a required third party consent or authorization, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such Assumed Contract or other Transferred Asset, would violate or otherwise is not permitted by Law or would in any way adversely affect the rights of Seller or, upon transfer, of the Company or Purchaser under or in respect of such Assumed Contract or other Transferred Asset. If any transfer or assignment by Seller to, or any assumption by the Company or Purchaser of, any interest in, or obligation under, any Assumed Contract or other Transferred Asset, requires any third party consent or authorization, then no such assignment or assumption shall be made without such third party consent or authorization being obtained. To the extent any Assumed Contract or Transferred Asset may not be assigned to the Company or

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Purchaser by reason of the absence of any such third party consent or authorization, neither the Company nor Purchaser shall be required to assume any obligations arising under such Assumed Contract or Transferred Asset; provided, however, that upon the receipt of any such third party consent or authorization after the Closing, such Assumed Contract or Transferred Asset shall be assigned to the Company or Purchaser and the Company and Purchaser shall assume such Seller Contract and the obligations thereunder.
(b)    If any such third party consent or authorization is not obtained prior to the Closing, then (subject to any treatment thereof that is set forth in Section 7.13 of the Seller Disclosure Letter) Seller and Purchaser shall cooperate (each at its own expense) in any mutually acceptable (such acceptance not to be unreasonably withheld), lawful and reasonable arrangement under which the Company or Purchaser shall obtain, to the extent practicable, the economic rights and benefits under such Assumed Contract or other Transferred Asset and assume and be responsible (and promptly reimburse Seller) for any corresponding Liabilities under such Assumed Contract or Transferred Asset, in each case with respect to which the third party consent or authorization has not been obtained in accordance with this Agreement. Such reasonable arrangement may include the entering into of a subcontract, sublicense, sublease, back-to-back or other similar arrangement between Seller and the Company and / or Purchaser. Except as set forth on Section 7.13 of the Seller Disclosure Schedule, during the period from Closing until such third party consent or authorization is obtained, Seller will use [***] to enforce such Assumed Contracts or other Transferred Assets subject to an arrangement described in the preceding sentence for the benefit of the Company or Purchaser and with Purchaser or the Company assuming and being responsible (and promptly reimbursing Seller) for any corresponding Liabilities under such Assumed Contract or other Transferred Asset or such enforcement thereof. Seller’s obligations under this Section 7.13(b) shall expire as of the first (1st) anniversary of the Closing Date.
7.14    Specified Back-to-Back and Supply Arrangements. With respect to certain supply and other Contracts set forth on Section 7.14 of the Seller Disclosure Schedule, the treatment and allocation of each such Contract shall be as set forth on Section 7.14 of the Seller Disclosure Schedule.
7.15    Release and Replacement of Bonds. Purchaser shall deliver to the applicable beneficiary replacement or substitute guaranties, letters of credit, bonds, security deposits and other surety obligations, in each case acceptable to the relevant counterparty, in replacement of those credit support arrangements relating to the Topping Operations or the Transferred Assets and identified to Purchaser by Seller, that are set forth on Section 7.15 of the Seller Disclosure Schedule (the “Credit Support Arrangements”), and Purchaser shall use [***] in assisting Seller to obtain the release as promptly as practicable following the Closing, and in no event more than ten (10) Business Days immediately following the Closing Date, of Seller and its Affiliates from all obligations relating to the Credit Support Arrangements and any Liabilities related thereto and in all cases to be effective at the Closing.
7.16    Environmental Consent Decree. Purchaser acknowledges that the Refinery Operations are being conducted subject to the provisions of the Consent Decree referenced on Section 7.16 of the Seller Disclosure Schedule (along with any amendments or modifications thereto

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

after the Closing Date, the “Consent Decree”). Subject to the terms and conditions set forth in this Agreement: (i) to the extent related to the Topping Operations and Transferred Assets, the Company hereby assumes (and shall take all necessary actions to assume) the obligations of the Consent Decree and Purchaser and the Company shall consent to the transfer of the obligations under the Consent Decree applicable to the Topping Units and Topping Operations from Seller to the Company with substantially similar terms or otherwise as required by the applicable Governmental Authority and (ii) the Parties will cooperate and work in good faith to secure all necessary government approvals and modifications of the Consent Decree to transfer the referenced obligations under the Consent Decree from Seller to the Company and to cooperate and work in good faith in assisting Seller and its Affiliates to be fully released from any Liabilities arising from the Company’s failure to comply with the terms and conditions of the Consent Decree after the Closing Date. Purchaser agrees to and shall, from and after the Closing Date, be responsible for and perform, to the extent related to the Topping Operations and the Transferred Assets, all Liabilities under the Consent Decree. The Company agrees to cause the provisions of this Section 7.16 to be binding upon (i) any successors or assigns of the Company and (ii) any transferee of all or any portion of the Topping Units or Topping Operations.
7.17    Post-Closing Delivery of Environmental Data. Purchaser shall use [***] in cooperating with Seller’s preparation of environmental and emissions reports required by Seller or its Affiliates or required by any Governmental Authority or applicable Law relating to the Transferred Assets or the Topping Operations prior to the Closing (the “Environmental Reports”), including by (i) providing Seller with environmental and emissions information relating to the Transferred Assets or the Topping Operations with respect to the period prior to the Closing and (ii) causing the Transferred Employees that are then employed by Purchaser or its Affiliates who were previously involved in the preparation of the Environmental Reports to reasonably cooperate with Seller in its preparation of such Environmental Reports. After the Closing, upon reasonable request of Seller, Purchaser will promptly provide Seller with information for the Environmental Reports. Purchaser shall use [***] to promptly deliver such information in the format and based upon prevailing regulatory requirements and practices consistent with those used by Seller in the Topping Operations prior to the Closing, including delivering such information at least seven (7) days prior to any deadlines imposed by any Governmental Authority or applicable Law. Seller will promptly, but in any event within forty-five (45) days of receipt of a request from Purchaser, reimburse Purchaser for all out of pocket costs incurred by Purchaser in connection with Purchaser’s cooperation contemplated by this Section 7.17.
7.18    Insurance. Purchaser acknowledges and agrees that, after the Closing (i) Seller or its Affiliates may terminate coverage with respect to the Transferred Assets, the Company and the Refinery Operations under any and all of Seller’s or any of its Affiliates insurance policies or any of their self-insured programs; (ii) none of the Transferred Assets, the Company or the Topping Operations will be covered under any of Seller’s or any of its Affiliates insurance policies or any of their self-insured programs following the Closing; (iii) Seller and its Affiliates shall be entitled to receive and retain (and Purchaser and its Affiliates (including the Company) shall not be entitled to receive or retain) any and all amounts paid or payable to insured Persons pursuant to any and all of Seller’s or any of its Affiliates insurance policies or any of their self-insured programs and

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(iv) Purchaser shall become solely responsible for procuring, maintaining and paying for all insurance policies with respect to the Transferred Assets, the Company and the Topping Operations.
7.19    Post-Closing Payments.
(a)    Should Seller, following the Closing Date, receive payments to which Purchaser is entitled pursuant to this Agreement (including any such payments which related to the conduct of the Topping Operations following the Closing), then Seller shall, within thirty (30) days of receipt of the same, forward such payments to, or as directed by, Purchaser or the Company.
(b)    Should Purchaser or the Company, following the Closing Date, receive payments to which Seller or its Affiliates (other than the Company) is entitled pursuant to this Agreement (including any such payments which related to the conduct of the Topping Operations prior to the Closing), then Purchaser, within thirty (30) days of receipt of the same, shall forward such payments to, or as directed by, Seller.
7.20    Post-Closing Transfers.
(a)    To the extent that, during the twelve (12) months following the Closing, Purchaser or Seller discovers that any assets or properties:
(i)    that do not constitute Transferred Assets were transferred to the Company or pursuant to the Transactions at or prior to Closing but were not intended to be so transferred (each, an “Inadvertently Included Asset”), Purchaser shall, and shall cause its Affiliates to (A) promptly assign and transfer all right, title and interest in such Inadvertently Included Asset to Seller or its designated assignee, and (B) pending such transfer, (x) hold in trust such Inadvertently Included Asset and provide to Seller or its designated assignee all of the benefits associated with the ownership of the Inadvertently Included Asset, and (y) cause such Inadvertently Included Asset to be used or retained as may be reasonably instructed by Seller; and
(ii)    that constitute Transferred Assets were not transferred to the Company or pursuant to the Transactions at or prior to Closing but were intended to be so transferred (each, an “Inadvertently Omitted Asset”), Seller shall, and shall cause its Affiliates to (A) promptly assign and transfer all right, title and interest in such Inadvertently Omitted Asset to Purchaser or its designated assignee, and (B) pending such transfer, (x) hold in trust such Inadvertently Omitted Asset and provide to Purchaser or its designated assignee all of the benefits associated with the ownership of the Inadvertently Omitted Asset, and (y) cause such Inadvertently Omitted Asset to be used or retained as may be reasonably instructed by Purchaser.
7.21    Termination of Intercompany Accounts. Except (i) as otherwise provided in this Agreement or an Ancillary Agreement or (ii) as set forth in Section 7.21 of the Seller Disclosure Schedule, all intercompany accounts between the Company, on the one hand, and Seller and its Affiliates (other than the Company), on the other hand, shall (a) not be Transferred Assets or Assumed

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Liabilities and (b) shall be cancelled with effect as of 11:59 P.M. on the date immediately prior to the Closing Date.
7.22    Cooperation with Respect to Financial Statements. After the Closing, Seller shall provide such reasonable cooperation as may be requested by Purchaser with respect to preparation, at Purchaser’s expense, of such other financial information in such form and for such periods as may be required pursuant to the requirements of Regulation S-X promulgated under the Securities Act or other applicable U.S. federal securities Laws relating to Purchaser’s acquisition of the Company Interests.
7.23    Real Property Covenants.
[***]
(a)    Seller has made available to Purchaser boundary surveys for the Seller Real Property that includes as a non-subdivided portion thereof the Transferred Real Property, as well as for the SPM Property. Purchaser may, at its sole cost and expense, obtain boundary surveys or ALTA surveys for all or any of the Transferred Real Property, and/or any portion of the Retained Real Property or SPM Property that is subject to the Refinery Access Agreement.
(b)    The Parties shall work in good faith to negotiate and finalize the Refinery Property Lease and the Refinery Access Agreement, to be based upon the term sheets attached hereto as Exhibit C and Exhibit D, respectively.
7.24    Removal of Legend. Issuer shall remove the legend described in Section 4.21 from the certificates evidencing the Par Pacific Shares or the book-entry account maintained by the transfer agent evidencing ownership of the Par Pacific Shares, as applicable, upon the earlier of (a) (i) the six (6) month anniversary of the Closing Date, upon request of Seller if Seller is not an “affiliate” (as defined under Rule 144 of the Securities Act) of Issuer at the time of such request or during the three months prior to such request, provided that Issuer is in compliance with its disclosure requirements under applicable federal securities Laws as of such date, and (ii) after the twelve-month anniversary of the Closing Date upon request of Seller if Seller is not an “affiliate” (as defined under Rule 144 of the Securities Act) of Issuer at the time of such request or during the three months prior to such request; or (b) the date a resale registration statement filed in accordance with Registration Rights Agreement is declared effective by the SEC.
7.25    Data Room Documentation. As promptly as practicable after the date of this Agreement (and in any event within ten (10) Business Days after the date of this Agreement), Seller shall, at its expense, authorize its Data Room provider to copy to DVDs or USB flash drives all documents posted to the Data Room as of the Data Room Cutoff Time and deliver five (5) copies of such DVDs or USB flash drives to Purchaser (other than those documents restricted to “clean team” access, which such “clean team” access documents posted to the Data Room shall instead be copied to a DVD or USB flash drive and delivered by Seller (or its Data Room Provider) to one designated member of Purchaser’s “clean team” within such period).
7.26    [***]

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

7.27    Additional Agreements The Parties shall work in good faith to negotiate, finalize and, as applicable, enter into as promptly as practicable the (i) Back-to-Back and Supply Agreements, (ii) Transition Terminalling Agreement and (iii) Operations Protocol.
ARTICLE VIII
CONDITIONS TO CLOSING
8.1    Conditions to Obligations of All Parties. The obligations of each Party to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    The Antitrust Filings, if required under Section 7.7(a)(i), shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.
(b)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and has the effect of making the Transactions illegal, otherwise has the effect of restraining or prohibiting consummation of the Transactions or has the effect of causing any of the Transactions to be rescinded following completion thereof. No Legal Proceeding shall, on the Closing Date, be pending before any Governmental Authority seeking to order, restrain or prohibit, or obtain material damages or other material relief in connection with the consummation of the Transactions.
(c)    The Back-to-Back and Supply Agreements and Operations Protocol shall have been finalized and entered into by the Parties.
8.2    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Transactions shall be subject to the fulfillment or Purchaser's waiver (in its sole discretion), at or prior to the Closing, of each of the following conditions:
(a)    Representations and Warranties. Other than the Fundamental Representations, the representations and warranties of Seller contained in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any materiality qualifier contained therein) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date (except for such representations and warranties that are made as of a specific date, which shall be so true and correct only as of such date) except, in each case, for such failures to be true and correct that have not had, and would not be reasonably likely to have, individually or in the aggregate, a Business Material Adverse Effect. The Fundamental Representations made by Seller shall be true and correct in all material respects (without giving effect to any materiality qualifier contained therein) on and as of the date of this Agreement and on and as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except for such representations and warranties that are made as of a specific date, which shall be so true and correct only as of such date).Covenants. Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Agreements to be performed or

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

complied with by it on or prior to the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Seller shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c)    Officer’s Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied.
(d)    Required Permits. All Permits specified on Annex C hereto (the “Required Permits”) shall have been obtained.
(e)    Separation Criteria. The Separation Criteria shall have been met.
(f)    No Material Adverse Change. Since the date hereof, there shall not have been any event or series of events which has had or would reasonably be expected to have a Business Material Adverse Effect.
(g)    Additional Closing Deliveries. In addition to any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered at the Closing by Seller and the Company, Seller shall have delivered to Purchaser and / or the Company those items specified in Section 3.2 and the Company shall have delivered to Purchaser and / or Seller those items specified in Section 3.3 at the Closing.
8.3    Conditions to Obligations of Seller. The obligations of Seller to consummate the Transactions shall be subject to the fulfillment or Seller's waiver (in its sole discretion), at or prior to the Closing, of each of the following conditions:
(a)    Representations and Warranties. Other than the Fundamental Representations, the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all respects (without giving effect to any materiality qualifier contained therein) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date (except for such representations and warranties that are made as of a specific date, which shall be so true and correct only as of such date) except, in each case, for such failures to be true and correct that have not had, and would not be reasonably likely to have, individually or in the aggregate, a material and adverse effect on Purchaser’s business, assets or operations or Purchaser’s ability to consummate the Transactions contemplated by this Agreement. The Fundamental Representations made by Purchaser shall be true and correct in all material respects (without giving effect to any materiality qualifier contained therein) on and as of the date of this Agreement and on and as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except for such representations and warranties that are made as of a specific date, which shall be so true and correct only as of such date).
(b)    Covenants. Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Agreements to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality,

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Purchaser shall have performed such agreements, covenants and conditions, as so qualified, in all respects.
(c)    Officer’s Certificate. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied.
(d)    Par Pacific Shares. The Par Pacific Shares have been approved for listing on the New York Stock Exchange.
(e)    Additional Closing Deliveries. In addition to any other agreements, instruments and documents that are required by other terms of this Agreement to be executed and/or delivered at the Closing by Purchaser, Purchaser shall have delivered to Seller and / or the Company those items specified in Section 3.4 at the Closing.
ARTICLE IX

TERMINATION
9.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the written agreement of Purchaser and Seller;
(b)    at the election of the Seller or Purchaser on or after [***] (the “Outside Date”), if the Closing shall not have occurred by the close of business on such date; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if such Party is in material breach of any of its covenants or agreements under this Agreement or to any Party whose breach of this Agreement has been the primary cause of the failure of the Closing to have occurred by the Outside Date;
(c)    by Seller, with written notice to Purchaser, or Purchaser, with written notice to Seller, if any Governmental Authority shall have issued a final non-appealable Order, in each case restraining, enjoining or otherwise prohibiting the consummation of the Transactions;
(d)    by Purchaser, with written notice to Seller, if there has been a violation or breach by Seller of any covenant, representation or warranty contained in this Agreement that would cause any of the conditions set forth in Sections 8.2(a) and 8.2(b) not to be satisfied and such violation or breach is not cured by the date that is sixty (60) days after written notice of such violation or breach, and such violation or breach has not been waived by Purchaser; or
(e)    by Seller, with written notice to Purchaser, if there has been a violation or breach by Purchaser of any covenant, representation or warranty contained in this Agreement that would cause any of the conditions set forth in Sections 8.3(a) and 8.3(b) not to be satisfied and such violation or breach is not cured by the date that is sixty (60) days after written notice of such violation or breach, and such violation or breach has not been waived by Seller.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

9.2    Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 9.1, this Agreement shall be terminated and have no effect, without any liability to any Person in respect hereof or of the Transactions on the part of any Party hereto or any of its Affiliates or Representatives, except as specified in this Section 9.2, and ARTICLE XII and except for any liability resulting from such Party’s knowing and intentional material breach of this Agreement or of any covenant hereunder. If the Transactions are terminated as provided herein:
(a)    Purchaser shall return to Seller all documents and other materials received from Seller and its Affiliates and Representatives relating to the Transactions, whether obtained before or after the execution hereof, and shall destroy all copies of or materials developed from any such documents or other materials and confirm such destruction in writing to Seller, except that Purchaser may retain copies of all such document and other material (i) in accordance with Purchaser’s document retention policies or (ii) to the extent such documents or other materials relate to any claim that Purchaser may have against the Seller in connection with the termination of this Agreement; and
(b)    all confidential information received by Purchaser and its Affiliates and Representatives with respect to Seller, its Affiliates or the Topping Operations shall otherwise be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement but which shall terminate on the termination date of such Confidentiality Agreement.
ARTICLE X

INDEMNIFICATION
10.1    Survival. [***]
10.2    Indemnification. [***]
10.3    Indemnification Procedures.
(a)    In the event that (i) an Indemnified Party becomes aware of the existence of any Indemnification Claim other than a Third Party Claim or (ii) any Legal Proceedings shall be instituted, or any claim shall be asserted, by any Person not party to this Agreement in respect of any matter that gives rise to, or would reasonably be expected to give rise to, an Indemnification Claim (a “Third Party Claim”), the Indemnified Party shall promptly (but in no event later than thirty (30) days following the discovery of such Third Party Claim) cause written notice thereof satisfying the requirements of this Section 10.3 (a “Claim Notice”) to be delivered to the Party from whom indemnification is sought (the “Indemnifying Party”); provided, however, that no delay on the part of the Indemnified Party in giving any such notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay. Each Claim Notice shall be in writing and shall (A) specify the basis for indemnification claimed by the Indemnified Party, (B) describe in reasonable detail such Indemnification Claim and, if such Claim Notice is being given with respect to a Third Party Claim, Third Party Claim and shall also be accompanied by copies of all relevant pleadings, demands and

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

other papers served on the Indemnified Party and (C) specify the amount of (or if not finally determined, a good faith estimate of) the Losses being incurred by, or imposed upon, the Indemnified Party on account of that matter subject to such Indemnification Claim.
(b)    The Indemnifying Party shall have the right, at its sole option and expense, to assume the defense of, and to control and defend against, negotiate, settle or otherwise handle, any Indemnification Claim, and to be represented by counsel of its choice, and, if the Indemnifying Party elects to assume the defense of, and control and defend against, negotiate, settle or otherwise handle any Indemnification Claim, it shall within thirty (30) days (the “Dispute Period”) notify the Indemnified Party of its intent to do so; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to assume the defense of, and to control and defend against, negotiate, settle or otherwise handle the defense of any such Third Party Claim that (x) relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation, (y) is asserted directly by or on behalf of a Material Customer or Material Supplier, solely against Purchaser (and not Seller or any of its Affiliates) or (z) seeks an injunction or other equitable relief as the primary remedy under such Third Party Claim against the Indemnified Party. If the Indemnifying Party does not elect within the Dispute Period to assume the defense of, and control and defend against, negotiate, settle or otherwise handle any Indemnification Claim, the Indemnified Party may control and defend against, negotiate, settle or otherwise handle such Indemnification Claim (and the Indemnifying Party will be liable for all costs and expenses paid or incurred in connection therewith only to the extent such costs and expenses constitute Losses that are otherwise required to be indemnified under Section 10.2). If the Indemnifying Party elects to assume the defense of, and control and defend against, negotiate, settle with or otherwise handle any Indemnification Claim, the Indemnified Party may participate, at its own expense, in the defense of such Indemnification Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the reasonable expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate, or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, and provided, further, that the Indemnifying Party shall not be required to pay for more than one (1) such counsel for all Indemnified Parties in connection with any Indemnification Claim. The Indemnified Party and the Indemnifying Party agree to cooperate with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 8.3 to the contrary, in the event that the Indemnifying Party has elected to assume the defense of, and control and defend against, negotiate, settle or otherwise handle any Indemnification Claim, the Indemnifying Party shall not, without the written consent of the Indemnified Party, which consent may not be unreasonably withheld, conditioned or delayed, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment (each a “Settlement”); provided, however, that the Indemnifying Party may effect a Settlement without such consent if, with respect to such Settlement (A) the claimant and such Indemnifying Party provide to such Indemnified Party an unqualified release from all liability in respect of the Indemnification Claim, (B) such Settlement does not impose any liabilities or obligations on the Indemnified Party and (C) such Settlement does not impose an injunction or equitable relief upon the Indemnified Party.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

(c)    If the Indemnifying Party does not undertake within the Dispute Period to defend against an Indemnification Claim or if the Indemnifying Party is not entitled to fully control the defense of a Third Party Claim pursuant to Section 10.3(b), then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but, in such case, the Indemnified Party shall control the investigation and defense. Notwithstanding the foregoing or anything in this Section 10.3 to the contrary, the Indemnified Party shall not effect a Settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)    In the event that an Indemnified Party has delivered a Claim Notice in respect of an Indemnification Claim that does not involve a Third Party Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any disputes with respect to such Claim Notice within thirty (30) days of the delivery by the Indemnified Party thereof, and if not resolved in such thirty (30) day period, such Indemnification Claim may, subject to the terms and conditions of this Agreement, be resolved through judicial actions, suits or proceedings brought by either such party or by such other means as such parties mutually agree.
10.4    Limitations on Indemnification. [***]
10.5    Escrow Release. The Escrow Agreement shall specify that (i) [***] of any amounts remaining in the Escrow Account after giving effect to any payments made pursuant to this ARTICLE X (the “Initial Escrow Release Amount”) shall be released to Seller on the day that occurs on the expiration of one year after the Closing by wire transfers of immediately available funds to accounts designated in writing by Seller and (ii) any amounts remaining in the Escrow Account after giving effect to the Initial Escrow Release Amount and any payments made pursuant to this ARTICLE X (the “Escrow Release Amount”) shall be released to Seller on the Expiration Date by wire transfers of immediately available funds to accounts designated in writing by Seller; provided, however, that if any claim for indemnification under this ARTICLE X that shall have been validly asserted by Purchaser in accordance with this Agreement prior to the Expiration Date remains pending on the Expiration Date (such claims, the “Pending Claims”), (i) the Escrow Release Amount released to Seller on the Expiration Date shall be reduced by the aggregate amount of all such Pending Claims (as set forth in the Claim Notice in respect of each such Pending Claim) and (ii) any amounts remaining in the Escrow Fund following the Expiration Date in respect of any such Pending Claim shall be released to Seller promptly upon resolution or (if applicable) satisfaction of such Pending Claim.
10.6    Exclusive Remedy; Nature of Representations and Warranties. Except as provided in Sections 2.5, 2.6, 7.6, 11.2(c) and 11.2(e) or in the case of Fraud or willful misconduct from and after the Closing, the sole and exclusive remedy for any inaccuracy or breach of any representation, warranty, covenant, obligation or other agreement contained in this Agreement (or otherwise relating to the subject matter of this Agreement) shall be indemnification in accordance with this ARTICLE X, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise. In furtherance of the foregoing, from and after the Closing each Party hereby waives, to the fullest extent permitted by Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, obligation or other agreement set forth herein (or

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

otherwise relating to the subject matter of this Agreement) it may have against the other Party hereto and its Affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE X. Notwithstanding the foregoing, this Section 10.6 shall not operate to (a) interfere with or impede the operation of the provisions of ARTICLE II providing for the resolution of certain disputes relating to the Purchase Price between the parties and/or by an Independent Accountant, or (b) limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).
10.7    Tax Treatment of Indemnity Payments. All indemnity payments made pursuant to this ARTICLE X shall be deemed to be, and each of the Seller and Purchaser shall treat, and shall cause each of their respective Subsidiaries to treat such payments as, an adjustment to the Purchase Price for all federal, state, local and foreign income Tax purposes, except as otherwise required by applicable Law.
ARTICLE XI

TAX MATTERS
11.1    Treatment of Transaction. The Parties acknowledge and agree that Company is disregarded as an entity separate from Seller for U.S. federal income tax purposes, and thus that the transaction contemplated by this Agreement will constitute a purchase and sale of the Transferred Assets for U.S. federal income tax purposes. Purchaser and Seller further acknowledge and agree that they will file all Tax Returns in accordance with this Section 11.1, and will not make any inconsistent statement or take any inconsistent position on any Tax Return, in any refund claim, or during the course of any Tax Proceeding, except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each Party will notify the other if it receives notice that the IRS proposes a treatment of the transaction contemplated by this Agreement that is different from the treatment contemplated in this Section 11.1; provided, however, that the Parties acknowledge and agree that (i) nothing contained in this Section 11.1 shall prevent Purchaser or Seller from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the treatment of the transaction contemplated by this Agreement, and (ii) neither Seller nor any of its Affiliates nor Purchaser or any of its Affiliates will be obligated to litigate any challenge to the treatment contemplated in this Section 11.1 by any Taxing Authority.
11.2    Allocation of Purchase Price.
(a)    Within ninety (90) days following the Closing Date, Seller shall prepare and deliver to Purchaser a proposed allocation of the Purchase Price (and the amount of any Assumed Liabilities or other items required to be treated as purchase price for U.S. federal income tax purposes) among the Transferred Assets in accordance with Section 1060 of the Code, the Treasury Regulations thereunder (the “Proposed Allocation”). Seller shall provide Purchaser with copies of such backup documentation and work papers supporting the Proposed Allocation as Purchaser may reasonably request.
(b)    Within thirty (30) days after Purchaser’s receipt of the Proposed Allocation, Purchaser will notify Seller in writing of any objections to the Proposed Allocation by setting forth

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

in reasonable detail the basis for any such objections (and any alternative allocation), and including reasonable documentation supporting such changes (“Allocation Objection Notice”). If Purchaser either fails to provide an Allocation Objection Notice to Seller within such 30-day period, or provides Seller written notice of Purchaser’s approval of the Proposed Allocation within such 30-day period, Purchaser shall be conclusively treated as having approved of the Proposed Allocation, and the Proposed Allocation thereafter shall be final and binding on both Purchaser and Seller. In the event Purchaser timely provides the Allocation Objection Notice to Seller, Seller and Purchaser shall then attempt in good faith to resolve their disagreements and agree upon a mutually acceptable allocation. If Purchaser and Seller are unable to agree upon a mutually acceptable allocation within 15 days of Purchaser’s receipt of the Allocation Objection Notice, either Purchaser or Seller may thereafter refer the disagreement to the Independent Accountant for resolution in accordance with Section 11.2(c).
(c)    Purchaser and Seller shall use [***] to cause the Independent Accountant to resolve all remaining disagreements identified in the Allocation Objection Notice as soon as practicable, but in any event shall direct the Independent Accountant to render a written determination within forty-five (45) days after its engagement. The Independent Accountant shall consider only those items and amounts that are identified in the Allocation Objection Notice as the items in dispute, and shall not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Independent Accountant’s determination of the appropriate Purchase Price allocation shall be made based solely on substantiating documentation submitted by Purchaser and Seller (i.e., not on independent review), the applicable definitions set forth herein, and an analysis that is consistent with and in accordance with the methodologies and principles contemplated herein; provided, however, that the Independent Accountant shall be entitled to (i) review the books and records of Seller, and (ii) obtain such appraisals of any Transferred Assets as the Independent Accountant determines is reasonably necessary for purposes of making its determination hereunder. The determination of the Independent Accountant shall be conclusive and binding upon Purchaser and Seller as an arbitral award, and shall not be subject to appeal or further review absent manifest error. The costs and expenses of the Independent Accountant shall be borne by Purchaser, on the one hand, and Seller, on the other hand, in accordance with the methodology set forth in Section 2.5(b)(iv), mutatis mutandis.
(d)    Purchaser and Seller acknowledge and agree that they will file all Tax Returns and related forms (including IRS Form 8594) in accordance with the allocation determined in accordance with this Section 11.2 (the “Allocation”), and will not make any inconsistent statement or take any inconsistent position on any tax return, in any refund claim or during the course of any IRS or other Tax audit, except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each Party will notify the other if it receives notice that the IRS proposes any allocation that is different from the Allocation; provided, however, neither Seller nor Purchaser will be obligated to litigate any challenge to the Allocation by the IRS (or any other Governmental Authority). The Parties acknowledge and agree that (i) Purchaser’s cost for the Company Interests may differ from the total amount allocated under this Section 11.2 to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the amount so allocated, and (ii) the amount realized by Seller may differ from the total amount

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

allocated under this Section 11.2 to reflect transaction costs that reduce the amount realized for federal income tax purposes.
(e)    Purchaser and Seller shall allocate and report any adjustments to the Purchase Price in accordance with Section 1060 of the Code and Treasury Regulations Section 1.1060-1(e), and any allocations made as a result of such adjustments shall become part of the allocation contemplated in this Section 11.2. In the event that any adjustment is required to be made to the allocation contemplated in this Section 11.2 as a result of any adjustment to the Purchase Price pursuant to this Agreement, including the payment of the amounts described in Section 2.6, Seller shall prepare and deliver, or cause to be prepared and delivered, to Purchaser, a revised Allocation reflecting such adjustment. Such revised Allocation shall be subject to the requirements of this Section 11.2 (including the review and dispute resolution procedures set forth in subsections (b) and (c), mutatis mutandis).
11.3    Pro-Ration of Taxes. With respect to any Taxes, including any personal property, ad valorem and other similar tax (“Property Taxes”), including any Property Taxes, imposed on Company or assessed on any of the Transferred Assets (or for which Company may otherwise be liable or obligated to pay) for a Straddle Period, the liability for such Taxes (“Straddle Period Taxes”) shall be prorated between Seller and Purchaser as of the Closing Date, (a) in the case of Taxes that are either (i) based upon or related to income, gains, receipts, or gross margins, or (ii) imposed on a non-periodic basis, based on a closing of the books as if the applicable taxable year ended on and included the Closing Date, with the Seller being liable for the amount of such Taxes through the Closing Date, (b) in the case of Taxes not described above in clause “(a)”, including Property Taxes, on a daily basis, with Seller being liable for the portion of such Taxes equal to the product of (i) the amount of such Taxes for the entirety of the Straddle Period, multiplied by (ii) a fraction, the numerator of which is the number of days in the Straddle Period ending on and including the Closing Date and the denominator of which is the total number of days in the Straddle Period, and (c) with Purchaser being liable for the remainder of such Straddle Period Taxes; provided, however, that, (A) for purposes of clause (a) above, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be apportioned between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period after the Closing Date in proportion to the number of days in each such portion, and (B) any credits relating to a Straddle Period shall be allocated to the portion of the Straddle Period ending on the Closing Date in the same manner as the Taxes to which such credits relate. If Seller, from and after the Closing, receives any bill, assessment or other notice of any Straddle Period Taxes due for any Straddle Period, Seller shall promptly forward a copy of such bill, assessment or other notice to Purchaser. Purchaser shall timely remit the Straddle Period Taxes owed by Company to the appropriate Taxing Authority. If current tax statements for any Property Taxes are not available as of the Closing Date, the prior year’s tax statements will be used for purposes of making an estimated proration at the Closing, and a final proration will be made promptly when the current tax statements for such Property Taxes are received. Seller shall remit to Purchaser any additional amounts due to Purchaser in such regard within ten (10) days of receipt of written notice thereof from Purchaser (which notice shall include reasonable evidence of the taxes owed and an explanation of the amounts

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

owed by Seller). Purchaser shall remit to Seller any excess amounts previously remitted by Seller to Purchaser hereunder within ten (10) days of becoming aware of such excess.
11.4    Company Tax Returns. Purchaser shall prepare, or cause to be prepared, and file or cause to be filed, all Tax Returns of Company filed after the Closing Date.
11.5    Transfer Taxes. All Transfer Taxes, including any expenses incurred in the preparation and filing of any Tax Returns or other documents with respect thereto, shall be borne [***]. The Party required by Law to file a Tax Return shall timely prepare and file or cause to be prepared and filed any Tax Return or other document with respect to Transfer Taxes, and pay or cause to be paid the full amount of all Transfer Taxes. Purchaser and Seller shall cooperate with each other to reduce or eliminate any such Transfer Taxes, including obtaining any applicable documentation and certifications from applicable Taxing Authorities. To the extent applicable, Seller and Purchaser shall reimburse each other for any Transfer Taxes paid by them in connection with the filing of Tax Returns with respect to Transfer Taxes within five (5) days after receipt from the other of written notice of payment thereof and a copy of the associated filed Tax Returns.
11.6    Tax Proceedings. Following the Closing, except as otherwise provided in this Section 11.6, any Tax Proceeding involving a Third Party Claim regarding Taxes shall be governed by the procedures set forth in Section 10.3.
(a)    Seller shall keep Purchaser reasonably informed of the progress of any Tax Proceeding under Seller’s sole control pursuant to Section 10.3, and shall not effect a Settlement of all or any portion of a Tax Proceeding that reasonably could be expected to have a material adverse effect on Purchaser’s tax attributes for the post-Closing period without Purchaser’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.
(b)    Purchaser shall have the right, at its own expense, to control and make all decisions taken in connection with any Tax Proceeding regarding a Straddle Period; provided, however, that if the results of any such Tax Proceeding would reasonably be expected to result in any liability for Seller in excess of $[***], then Purchaser shall not settle and/or compromise any such proceeding without Seller’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed, and Seller shall, at its own expense, have a right to participate in the defense and settlement and/or compromise of any such Tax Proceeding.
11.7    Cooperation. Until expiration of the statutes of limitation applicable with respect to all Pre-Closing Periods and Straddle Periods, each of Seller and Purchaser will, and will cause each of its Affiliates to, provide the other with such assistance, cooperation and information as may reasonably be requested by any of them in connection with the preparation of any Tax Return, determining or contesting a liability for Taxes or a right to a refund of Taxes, or any audit or other examination by any Taxing Authority or judicial or administrative proceedings relating to liability for Taxes, but only with respect to Tax Returns or Taxes imposed upon or related to the Transferred Assets or Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by any Taxing Authority. Seller and Purchaser each shall, and shall cause each of its Affiliates to, make their respective officers, employees, agents

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

and representatives available on a basis mutually convenient to the other party to provide explanations of any documents or information provided hereunder. Seller and Purchaser each shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Transferred Assets and/or Company for all Tax periods beginning on or before the Closing Date until the expiration of the statute of limitations for the Tax periods to which such Tax Returns and other documents relate (and, to the extent notified by Seller or Purchaser, any extensions thereof); provided that, all such foregoing items shall be retained for a minimum of six years from the respective dates on which Tax Returns are filed for all Pre-Closing Periods and Straddle Periods.
ARTICLE XII

MISCELLANEOUS
12.1    Expenses.
(a)    Except as otherwise provided in this Agreement or the other Transaction Agreements, each Party shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Agreements and each other agreement, document and instrument contemplated hereby or thereby and the consummation of the Transactions. All governmental fees and charges applicable to any requests for Governmental Approvals or to the consummation of the Transactions shall be shared equally by Purchaser, on the one hand, and Seller, on the other hand. Notwithstanding the foregoing, all recording and filing fees for recording any deed or other recordable documents related to the sale of any Transferred Real Property shall be shared equally by Purchaser, on the one hand, and Seller, on the other hand.
12.2    Governing Law. This Agreement and any actions, cause of action, claim, controversy or dispute of any kind (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) or the rights, duties and relationship of the parties, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
12.3    Submission to Jurisdiction; Waivers. The Parties agree that any dispute, controversy or claim arising out of or relating to the Transactions or to this Agreement, or the validity, interpretation, breach or termination thereof, including claims seeking redress or asserting rights under any Law, shall be resolved exclusively in the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) and appellate courts having jurisdiction of appeals from such Delaware Courts. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally: (a) submits for itself and its property in any action relating to the Transactions or to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Delaware Courts, and appellate courts having jurisdiction of appeals from any of the foregoing courts, and agrees that all claims in respect of any such action shall be heard and determined in such Delaware

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Courts or, to the extent permitted by law, in such appellate courts; (b) consents that any such action may and shall be brought exclusively in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in any such court or that such action was brought in an inconvenient forum, and agrees not to plead or claim the same; (c) waives all right to trial by jury in any action (whether based on contract, tort or otherwise) arising out of or relating to the Transactions or to this Agreement, or its performance under or the enforcement of this Agreement; (d) agrees that service of process in any such action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 12.7; and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.
12.4    Further Assurances. After the Closing, each Party shall from time to time, at the request of and without further cost or expense to the other, execute and deliver such other instruments of conveyance and assumption and take such other actions as may reasonably be requested in order to more effectively consummate the Transactions consistent with the terms of the Transaction Agreements.
12.5    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Agreements represent the entire understanding and agreement between the Parties with respect to the Transactions and supersedes all prior agreements among the Parties respecting the Transactions. The Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement; and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement.
12.6    Amendments and Waivers. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In the event any provision of any other Transaction Agreement shall in any way conflict with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement) this Agreement shall control.
12.7    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), or (b) when delivered by overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision).
If to Seller to:

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

IES Downstream, LLC
c/o - Island Energy Services, LLC
91-480 Malakole Street
Kapolei, Hawai‘i 96707
Attention: General Counsel
Facsimile: (808) 682-2214

With a copy (which shall not constitute notice) to:

One Rock Capital Partners, LLC
30 Rockefeller Plaza, 54th Floor
New York, NY 10112
Attention: Tony Lee and R. Scott Spielvogel
Facsimile: (212) 605-6099
With a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
875 Third Avenue
New York, New York 10022
Attention: Alexander B. Johnson
Facsimile: (212) 918-3100
Email: alex.johnson@hoganlovells.com

If to Purchaser or, following Closing, the Topping Operations, to:
Par Hawaii Refining, LLC
c/o Par Pacific Holdings, Inc.
One Memorial Plaza
800 Gessner Road, Suite 875
Houston, Texas 77024
Attention: J. Matthew Vaughn
Facsimile: (832) 518-5203
Email: mvaughn@parpacific.com

With a copy (which shall not constitute notice) to:
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Attention: E. James Cowen
Facsimile: (713) 226-6249
Email: jcowen@porterhedges.com
12.8    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.
12.9    Specific Performance. Each Party acknowledges and hereby agrees that any breach of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by Seller on the one hand, or Purchaser, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Seller, on the one hand, and Purchaser, on the other hand, hereby waive any right to claim that specific performance should not be ordered to prevent or remedy a breach of this Agreement, and agree not to raise any objections, on the basis that a remedy at Law would be adequate or on any other basis, (a) to the availability or appropriateness of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, by Seller, on the one hand, or Purchaser, on the other hand, and (b) the rights of the Parties to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Parties under this Agreement.
12.10    No Third-Party Beneficiaries; No Recourse Against Affiliates; Liability. Except for the provisions in Section 7.11(h), ARTICLE X, ARTICLE XI and Section 12.12 of this Agreement which shall be for the benefit of the Persons listed therein, nothing in this Agreement, express or implied, is intended or shall be construed to give any rights to any Person or entity other than the Parties and their successors and permitted assigns. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller or Purchaser or any of their respective Affiliates that is not a party to this Agreement or the other Transaction Agreements shall have any liability (whether in Law or in equity or in contract or in tort) for any obligations or liabilities of Seller or Purchaser, as applicable, arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the Transactions, including any alleged non-disclosure or misrepresentations made by any such Persons.
12.11    Assignment. No Party may assign or transfer this Agreement or any right, interest or obligation hereunder, directly or indirectly (by operation of Law or otherwise), without the prior written approval of the other Party. Any assignment in violation of this Section 12.11 shall be void, except that each Party shall have the right to assign or transfer this Agreement or any right, interest or obligation hereunder to its Affiliates; provided, that no such assignment or transfer to an Affiliate shall relieve such Party of its obligations hereunder. Subject to the foregoing, this Agreement shall

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
12.12    Release. Effective as of the Closing Date, Seller on behalf of itself and each of its Affiliates (other than the Company) and each of its and their respective current and former officers, directors, employees, partners, members, advisors, successors and assigns (collectively, the “Seller Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Company and each of its current and former officers, directors, employees, advisors, successors and assigns (collectively, the “Buyer Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Seller Releasing Parties may have against each of the Buyer Released Parties, now or in the future, in each case, in respect of any cause, matter or thing relating to any of the Buyer Released Parties to the extent occurring or arising on or prior to the Closing Date; provided, however, that this Section 12.12 shall not apply to any actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands pursuant to this Agreement or the Transaction Agreements.
12.13    Attorney Conflict Waiver.
(a)    Hogan Lovells US LLP (“Law Firm”) has acted as counsel for the Seller, its Subsidiaries and the Company (collectively, the “Company Parties”) in connection with this Agreement, the other Transaction Agreements and the Transactions (the “Acquisition Engagement”) and, in connection therewith, not as counsel for any other Person, including Purchaser or any of its Affiliates (including the Company, following the Closing). Only the Company Parties shall be considered clients of Law Firm in the Acquisition Engagement. If Seller so desires, Law Firm shall be permitted, without the need for any future waiver or consent, to represent any of the Company Parties (other than the Company) after the Closing in connection with any matter related to the matters contemplated by this Agreement and any other Transaction Agreements or any disagreement or dispute relating thereto and may in connection therewith represent the agents or Affiliates of the Company Parties (other than the Company), in any of the foregoing cases, including in any dispute, litigation or other adversary proceeding against, with or involving Purchaser or any of its agents or Affiliates.
(b)    To the extent that communications prior to the Closing between a Company Party, on the one hand, and Law Firm, on the other hand, relate to the Acquisition Engagement, such communication shall be deemed to be attorney-client confidences that belong solely to Seller, for and on behalf of the Company Parties. Neither Purchaser nor any of its Affiliates, including the Company (following the Closing), shall have access to (and Purchaser hereby waives, on behalf of each, any right of access it may otherwise have with respect to) any such communications or the files or work product of Law Firm, to the extent that they relate to the Acquisition Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees, for itself and on behalf of its Affiliates, including the Company (following the Closing), upon and after the Closing: (i) Seller, for and on behalf of the Company Parties, and

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Law Firm shall be the sole holders of the attorney-client privilege with respect to the Acquisition Engagement, and neither Purchaser nor any of its Affiliates, including the Company (following the Closing), shall be a holder thereof, (ii) to the extent that files or work product of Law Firm in respect of the Acquisition Engagement constitute property of the client, only the Seller, for and on behalf of the other Company Parties, shall hold such property rights and have the right to waive or modify such property rights, and (iii) Law Firm shall have no duty whatsoever to reveal or disclose any such Attorney-Client Communications, files or work product to Purchaser or any of its Affiliates, including the Company (following the Closing), by reason of any attorney-client relationship between Law Firm and the Company or otherwise; provided, that, to the extent any communication is both related and unrelated to the Acquisition Engagement, Law Firm shall provide (and Seller, for and on behalf of the other Company Parties, shall instruct Law Firm to provide) appropriately redacted versions of such communications, files or work product to Purchaser or its Affiliates, including the Company (following the Closing). Notwithstanding and without limiting the foregoing, in the event that a dispute arises between any of Purchaser or any of its Affiliates, on one hand, and any of the Company Parties, on the other hand, concerning the matters contemplated in this Agreement, any other Transaction Agreements or the Transaction, Purchaser, for itself and on behalf of its Affiliates and the Company (following the Closing) and its Affiliates, agrees that Purchaser and its Affiliates shall not offer into evidence or otherwise attempt to use or assert the foregoing Attorney-Client Communications, files or work product against the Company Parties.
12.14    Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.
12.15    Waiver of Bulk Transfer Laws. Each of Purchaser, the Company and Seller hereby waives, to the fullest extent permitted by Law, compliance by Purchaser, Seller, the Company and their respective Affiliates with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the Transactions.
[***]
ARTICLE XIII

DEFINITIONS AND INTERPRETATIONS
13.1    Certain Definitions.
(a)    For purposes of this Agreement, the following terms shall have the meanings specified in this Section 13.1:
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any inquiry relating to acquiring, or any proposal or offer from a third Person to acquire, directly or indirectly, legal or beneficial ownership of any all or any material portion of the Company Interests, the Company, the Topping Units, or the Transferred Assets or any merger, asset sale or similar transaction in each case that would materially frustrate the purposes of this Agreement.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Ancillary Agreements” means the Contribution, Assignment and Assumption Agreement, Escrow Agreement, Refinery Property Lease, Refinery Access Agreement, Services Agreement, Terminalling Agreement, Owner’s Affidavit, and Registration Rights Agreement.
“Antitrust Filing” means [***].
“Antitrust Law” means any of the following statutes and their implementing regulations: the Sherman Act, including Sections 1 and 2; the Clayton Act, including Sections 2, 4, 7, and 16; the Federal Trade Commission Act, including Section 5; the HSR Act; Hawaii Revised Statutes Chapter 480; or any state or foreign antitrust or competition law or regulation.
“Antitrust Proceeding” means [***].
“Assumed Contracts” means the Contracts listed on Section 13.1(a)(i) of the Seller Disclosure Schedule.
“Back-to-Back and Supply Agreements” means the fuel supply agreements contemplated by Section 7.14 of the Seller Disclosure Schedule; provided that the fuel supply contemplated thereby shall be based upon the term sheet attached hereto as Exhibit I.
“Benefit Plan” means any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, employment contract, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements and all material employee benefit plans or fringe benefit plans, including all “employee benefit plans” as that term is defined in Section 3(3) of ERISA, that are currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Seller or any of its ERISA Affiliates exclusively in connection with the Refinery Operations for current or former employees or for which the Company could have any liability, direct or indirect.
“Business Day” means any day of the year on which national banking institutions in New York or Houston, Texas are open to the public for conducting business and are not required or authorized to close.
“Business Material Adverse Effect” means any event, occurrence, fact, condition or change that has, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, properties, financial condition or results of operations of the Topping Operations taken as a whole or (ii) on the ability of Seller to consummate the Transactions on a timely basis; provided that no event, change, circumstance or effect (by itself or taken together with any and all other events, changes, circumstances or effects) that results from or arises out of any of the following

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

shall constitute or be deemed to contribute to a “Business Material Adverse Effect”: (a) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally; (b) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world; (c) changes in political conditions in the United States or any other country or region in the world, acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism), earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events, in each case in the United States or any other country or region in the world; (d) changes affecting the industry generally in which the Topping Operations operate; (e) the announcement of this Agreement or the pendency or consummation of the Transactions, including by reason of the identity of Purchaser or any communication of Purchaser regarding the plans or intentions of Purchaser with respect to the conduct of the Topping Operations and including the resignation or termination of any Business Employee following the announcement of the Transactions; (f) the failure of Purchaser or the Company to obtain any consent, Permit, authorization clearance, waiver or approval required in connection with the Transactions; (g) compliance with the terms of, or the taking of any action required or contemplated by this Agreement, or the failure to take any action prohibited by this Agreement; (h) changes in Law or other legal or regulatory conditions (or the interpretation thereof) occurring after the date hereof; or (i) changes in GAAP or other accounting standards (or the interpretation thereof) occurring after the date hereof; provided, further that any event, occurrence, fact, condition or change referred to in clauses (a) through (i) immediately above may be taken into account in determining whether a Business Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a material and disproportionate effect on the Refinery or the Topping Operations compared to other industry participants.
“Code” means the Internal Revenue Code of 1986, as amended.
“Contract” means all contracts, leases, sublease, deeds, mortgages, licenses, instruments, notes, bond, indenture, permit, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements or obligations, whether written or oral (provided that, while purchase orders may be considered Contracts, any provision in this Agreement that requires that Contracts be disclosed or made available shall be deemed to not include purchase orders in such context).
“Contribution, Assignment and Assumption Agreement” means the contribution, assignment and assumption agreement in the form attached as Exhibit A.
“Data Room” means the electronic documentation site, established by Donnelley Financial Solutions at www.dfsvenue.com on behalf of Seller.
“Data Room Cutoff Time” means 10:00 a.m. Central Standard Time on the date of this Agreement.
“DWA” means Hawaii’s Dislocated Workers’ Act, Haw. Rev. Stat § 394B-1, et. Seq. and all regulations pertaining thereto.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Effective Time” means 11:59 p.m. Hawaii-Aleutian Standard Time on the Closing Date.
“Environmental Law” means any applicable Law, including common law, relating to the regulation or protection of the environment, natural resources or human health or to the Remediation, generation, production, installation, distribution, sale, use, handling, storage, treatment, transportation, or Release of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Water Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), and similar state Laws, as each has been amended and the regulations promulgated pursuant thereto.
“Environmental Liabilities” means any Liability arising under or related to Environmental Laws or with respect to Hazardous Materials, including those based on, arising out of, or otherwise relating to: (a) the Remediation, presence, or Release of, or exposure to, Hazardous Materials or other environmental conditions; (b) the off-site Release, treatment, transportation, storage or disposal of Hazardous Materials, or arranging thereof; (c) any violation of Environmental Laws and expenditures necessary to cause compliance with or resolve violations of Environmental Laws; and (d) personal injury or property damage resulting from the presence or Release of Hazardous Materials.
“Equitable Principles” means bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
“Equity Interest” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means with respect to any entity, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, or that is a member of the same “controlled group” as such first entity pursuant to Section 4001(a)(14) of ERISA.
“Escrow Agent” means JPMorgan Chase Bank, N.A.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Escrow Agreement” means the escrow agreement in the form attached as of Exhibit F.
“Escrow Amount” means [***]% of the Base Price.
“Estimated Hydrocarbon Inventory Value” means Seller’s estimate of the value of the Hydrocarbon Inventory as of the Closing.
“Estimated Net Prorated Amount” means Seller’s estimate of the Net Prorated Amount as of the Closing.
“Estimated Non-Hydrocarbon Inventory Value” means Seller’s estimate of the value of the Non-Hydrocarbon Inventory as of the Closing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Permits” means any all Permits used in connection with the ownership or operation of the Excluded Assets.
“Excluded Records” means (i) any all Records used in connection with the ownership or operation of the Excluded Assets, (ii) all minute books, stock records and, charter documents, corporate seals and other books, Records or documents relating to Seller or any of its Affiliates (other than the Company), as well as any other Records or materials relating to Seller or any of its Affiliates generally and not relating primarily to the Transferred Assets or the Topping Operations, (iii) any corporate, financial, strategic, business planning, legal or Tax Records of Seller or any of its Affiliate, including all Tax Returns, as well as other Tax data and Records, of the Refinery Operations and any financial statements, financial information, budgets, projections, financial data or similar information of Seller or its Affiliates (whether or not related to the Refinery Operations), (iv) any files, Records, documentation or data that Seller or any of its Affiliates may not sell, transfer or otherwise dispose of as a result of confidentiality obligations by which it is bound or which cannot be provided to Purchaser because such transfer is prohibited by the agreement under which it was acquired, (v) any files, Records, documentation or data whose disclosure could cause a waiver of any attorney-client privilege available to Seller or its Affiliates, and all legal Records and files of Seller or its Affiliates including all work product of and attorney client communications with any of such Seller or its Affiliates’ legal counsel, (vi) personnel, medical and other Records relating to employees which are prohibited by applicable Law or by Seller’s or its Affiliates’ bona fide, written internal policies from being transferred to Purchaser without consent of the relevant employee, (vii) any documentation relating to acquisition by Seller or its Affiliates or the sale or proposed sale of the Transferred Assets and (viii) any data or information that cannot, with reasonable efforts, be identified by Seller or be segregated by Seller or its Affiliates from the other data, information and Records systems of Seller and its Affiliates.
“Facilities and Equipment” means the facilities, equipment, machinery, furnishings, vehicles, appurtenances, materials, and other personal property set forth on Section 13.1(a)(ii) of the Seller Disclosure Schedule.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Fraud” means a common law fraud, committed by a Person, that involves such Person (i) intentionally making a false representation and warranty in ARTICLE IV, ARTICLE V or ARTICLE VI, as applicable, and having actual knowledge, at the time such representation and warranty was made, that such representation and warranty was false; (ii) making such representation and warranty with an intention to induce the Person to whom such representation and warranty is made to act or refrain from acting in reliance upon it; (iii) causing another Person that is a party to this Agreement, in justifiable reliance upon such false representation and warranty, to take or refrain from taking action; and (iv) causing such other Person to suffer damage as a result thereof.
“Fundamental Representations” means [***].
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time and consistently applied.
“Governmental Authority” means any government or governmental, judicial, administrative or regulatory body thereof, political subdivision thereof, or official of such body, whether domestic, foreign, federal, state, provincial or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
“Hazardous Materials” means any material, substance, or waste that poses a hazard or is deleterious to human health, safety, natural resources, or the environment, including those regulated, defined or listed as “hazardous waste,” “hazardous substance,” “solid waste,” “pollutant,” or “contaminant,” or other similar designations under any Environmental Law and any material substance, or waste that contains, without limitation, polychlorinated biphenyls (PCBs), methyl-tertiary butyl ether (MTBE), asbestos or asbestos-containing materials, lead based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including crude oil or any fraction thereof).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations.
“Hydrocarbon Inventory” means all crude oil, feedstock, intermediates, blendstocks and refined products that are (i) owned (including items under Contract to be owned or controlled or items which otherwise will be owned or controlled) by Seller or any of its Affiliates and described in Appendix B of Inventory Procedures Schedule, and (ii) located at, on or in the Seller Real Property (including the Refinery or related terminals or pipelines or any other facilities or equipment of Seller on such property); provided, however, that for purposes of ARTICLE II of this Agreement, Hydrocarbon Inventory shall not include any such hydrocarbons that have been sold or assigned to any Third Party and for which consideration has been received by Seller or any of its Affiliates (or for which an invoice has been issued for such hydrocarbons), regardless of whether title or risk of loss has yet transferred to such Third Party). For the avoidance of doubt, Hydrocarbon Inventory (i) includes all hydrocarbons located at the Refinery in processing units and interconnecting pipes and hydrocarbons serving as tank bottoms and heels, but excluding BS&W and Free Water as contemplated by the Inventory Procedures Schedule, and (ii) excludes any In-Transit Inventory (as defined in the Inventory Procedures Schedule).

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

[***].
“Indebtedness” of any Person means, without duplication, (a) indebtedness of such Person for borrowed money, including the principal, accreted value, accrued and unpaid interest, unpaid fees or expenses and other monetary obligations or other interest-bearing indebtedness, whether current or funded, secured or unsecured, and including the drawn amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under such letters of credit relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but in all cases excluding trade accounts payable); (d) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases, in each case which leases are required to be capitalized under GAAP; (e) obligations of such Person under any hedging arrangement; (f) obligations of such Person under direct or indirect guaranties in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person.
“Indemnification Claim” means any actual, specific claim in respect of which payment may be sought under ARTICLE VIII of this Agreement.
“Independent Accountant” means a nationally-recognized independent accounting firm as may be mutually agreed by the Parties; provided, that, if the Parties cannot agree within five (5) Business Days of such notice of unavailability on a single accounting firm to serve as the Independent Accountant, then Seller and Purchaser will each nominate a nationally recognized accounting firm, and both such Purchaser and Seller nominated accounting firms shall select a third, nationally recognized accounting firm to serve as the Independent Accountant.
“Intellectual Property” means any and all (i) copyrighted works and all applications, registrations, and renewals in connection therewith, (ii) inventions (whether or not patentable), trade secrets, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (iii) trade names, trademarks, service marks, and trade dress, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, and (iv) domain names.
“IRS” means the United States Internal Revenue Service.
“Issuer Disclosure Schedule” means the Issuer Disclosure Schedule provided by Issuer to the Seller on the date hereof.
“Issuer Stock” means Common Stock and Preferred Stock.
“Knowledge” means, with respect to Seller, the actual knowledge of [***], or the knowledge that any such Person would have had if he or she had made a due inquiry of such Person’s direct reports.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Law” means any statute, law, ordinance, regulation, rule, code, Order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Legal Proceeding” means claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, by or before a Governmental Authority or arbiter.
“Liabilities” means any debt, liability, claim, obligation, damage, Tax, penalty, fine, loss, cost, expense or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, joint or several, secured or unsecured, vested or unvested or otherwise.
“Lien” means any lien (statutory or otherwise), pledge, mortgage, deed of trust, deed to secure debt, deposit arrangement, conditional sales Contract, security interest, charge, claim, easement, encroachment, right-of-way, assessment, levy, community property interest, condition, equitable interest, option, consignment, option, reservation, possibility of reversion, right of first refusal or other encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
“Logistics and Retail Assets” means any assets and properties related to Seller’s and its Affiliates logistics business and / or retail business, including (i) the conventional buoy mooring system located offshore (including the related pipelines), (ii) pipelines used to transport hydrocarbons in and out of the Refinery Units, (iii) bulk storage tank assets, (iv) administrative buildings, (v) Honolulu product pipelines and related export system, (vi) the LPG storage area and truck/pipeline network, (vii) the administrative buildings, (viii) the HTM / HTT facility, (ix) the neighbor island terminals, and (x) any vehicles.
“Losses” means all damages, losses, claims, liabilities, demands, charges, suits, penalties, interest, awards and expenses (including reasonable attorneys’ and other professionals’ fees and disbursements).
“Maximum Hydrocarbon Adjustment Amount” means [***].
“Net Prorated Amount” means an amount equal to (i) the sum of all Prorated Expenses paid by Seller and its Affiliates with respect to the Topping Operations that are attributable to periods after the Closing, minus (ii) the sum of all Prorated Expenses paid by Purchaser and its Affiliates (including the Company) with respect to the Topping Operations after the Closing that are attributable to periods prior to the Closing, plus (iii) the sum of all Prorated Assets held or received by Purchaser and its Affiliates (including the Company) with respect to the Topping Operations after the Closing and are attributable to periods prior to the Closing, minus (iv) the sum of all Prorated Assets held or received by Seller and its Affiliates with respect to the Topping Operations that are attributable to periods after the Closing, in each case which have not previously been paid over to the other Party and calculated in a manner consistent with the provisions of Section 2.3 (for the avoidance of doubt, the Net Prorated Amount may be a positive or negative number).

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Non-Hydrocarbon Inventory” means all inventory of the Refinery Operations agreed between the Parties to constitute Non-Hydrocarbon Inventory, including the inventory agreed between the Parties from among the following categories: items described as warehouse stock (Cooling Tower/Flares, HECO Tank Farm, Electrical Distribution Facilities, Effluent Treating, Buildings, Office & Lab, Crude Unit, Boiler, H20 Treating, Caustic and Ammonia, Foul Water Oxidizer, Acid Plant & Sulphur Handling Facilities, and Cogeneration Plant), rotating stock, and the discretionary stock (Atmosphere ovhd Exchanger (Crude Unit)) in the books and records of Seller; provided, however, that Purchaser shall not acquire Non-Hydrocarbon Inventory having an aggregate book value attributable to such inventory in excess of $[***] (unless otherwise agreed to in writing by the Parties).
[***]
“Operations Protocol” means the operations protocols in respect of the illustrative operations protocol categories set forth and described in Annex A to the Services Agreement and Exhibit M to the Terminalling Agreement.
“Order” means any order, injunction, judgment, decree, determination, ruling, writ, assessment or arbitration or other award of a Governmental Authority.
“Ordinary Course of Business” means the ordinary and usual course of business of a Person and its Subsidiaries consistent with past practices.
“Owner’s Affidavit” means the owner’s affidavit attached as Exhibit G.
[***]
“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.
“Permitted Liens” means (i) all Liens disclosed in policies of title insurance (owner’s or lender’s) provided by Seller to Purchaser, (ii) Liens imposed by Law, including, without limitation, zoning, entitlements and other land use and environmental regulations by any Governmental Authority, (iii) Liens for Taxes, assessments or other governmental charges not yet due, payable or delinquent (or which may be paid without interest or penalties) or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves required by GAAP have been established; (iv) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves required by GAAP have been established, and only to the extent that such Liens do not or would not reasonably be expected to materially impair the continued use and operation of the asset to which such Liens relate in the Ordinary Course of Business; (v) pledges, deposits or other Liens to the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations (including, workers’ compensation, unemployment insurance or other social security legislation, but excluding Liens for Taxes), and only to the extent that such Liens do not or would not reasonably be expected to materially impair the continued use and operation of the asset to which such Liens relate in the

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Ordinary Course of Business; (vi) survey exceptions and matters as to the Seller Real Property that are disclosed by any survey of such Seller Real Property provided by Seller to Purchaser; (vii) title of a lessor under a capital or operating lease; (ix) with respect to the Seller Real Property and the SPM Property, those matters specifically set forth on Section 13.1(a)(iv) of the Seller Disclosure Schedule or any of Section 4.11 (including subsections thereof) of the Seller Disclosure Schedule; and (x) with respect to the Seller Real Property and the SPM Property, any other Lien to the extent that such Liens do not or would not reasonably be expected to materially impair the continued use and operation of such Transferred Real Property in the Ordinary Course of Business.
“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.
“Personal Data” means any data relating to an identified or identifiable natural person.
“Pre‑Closing Period” means any taxable period ending on or before the Closing Date and the portion of a Straddle Period beginning before the Closing Date and ending on the Closing Date.
“Product Liability Claim” means any product liability or similar claim for injury to a Person or property (i) which arises out of or is based upon any express or implied representation, warranty, agreement or guaranty made by Seller, or (ii) by reason of the improper performance or malfunctioning of a product, improper design or manufacture, failure to adequately package, label or warn of hazards or other related product defects of any products manufactured or sold by Seller.
“Prorated Assets” means all revenues, Accounts Receivable and other amounts which are treated as current assets under GAAP.
“Prorated Expenses” means all operating expenses, overhead, other expenses of any kind or nature treated as current liabilities under GAAP which are attributable to the ownership or operation of the Topping Operations or the Transferred Assets.
“Records” means any files, records, documentation, reports, notices, correspondence, orders, inquires, drawings, plans, books of account, data and other written information assembled or created in the Ordinary Course of Business.
“Refinery” means that certain petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii.
“Refinery Access Agreement” means the mutual access agreement to be entered into as of the Closing, pursuant to the term sheet attached hereto as Exhibit D, which provides, among other matters, for non-exclusive access at all times (24 hours a day, 7 days a week) in, over, under and/or across specified portions of the Retained Real Property, Transferred Real Property and the SPM Property as set forth therein for any and all purposes set forth therein necessary in connection with Purchaser’s or the Company’s conduct of the Topping Operations at the Refinery and Seller’s

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

conduct of its other business and operations at such real property, including without limitation access set forth therein to such pipelines and other conduits for the transit of product owned by Purchaser or the Company to and from the Transferred Real Property and access set forth therein for vehicles and personnel to and from the Transferred Real Property, in each case subject to the terms and conditions of such agreement.
“Refinery Operations” means the Seller’s conduct of the business of owning and/or operating the Refinery Units.
“Refinery Property Lease” means the lease providing for the use of and access to, and other terms with respect to, the Transferred Real Property to be entered into as of the Closing, pursuant to the term sheet attached hereto as Exhibit C.
“Refinery Units” means all of the refinery units associated with the Refinery.
“Registration Rights Agreement” means the registration rights agreement as attached hereto on Exhibit H.
“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release, or release of Hazardous Materials from any source into, through or upon the indoor or outdoor environment.
“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, abatement, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the presence or Release of Hazardous Materials.
“Retained Refinery Units” means all of the Refinery Units other than the Topping Units.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” means all forms, reports, registration statements, definitive proxy statements, schedules and other materials with the SEC required to be filed by Issuer pursuant to the Securities Exchange Act of 1934, as amended, or other federal securities Laws since January 1, 2017.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.
“Seller Benefit Plan” means any pension, retirement, profit sharing, deferred compensation, stock option, employment contract, severance, vacation, bonus or other policy, plan or program or fringe benefit including “employee benefit plans” within the meaning of ERISA Section 3(3) including, without limitation, any multiemployer plan, and all Benefit Plans to which Seller or any of its ERISA Affiliates contributes to or could have any Liability or obligation, direct or indirect.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Seller Names and Marks” means the names Island Energy Services, IES Downstream, IES and Island Energy, together with all variations and acronyms thereof and all trade names, trademarks, service marks, brands, logos, emblems, identifying symbols, and Internet domain names related thereto or containing, incorporating, associated with, or comprising any of the foregoing, including any transliterations thereof or any name or mark confusingly similar thereto.
“Seller Officers and Directors” means those individuals identified as “Seller Officers and Directors” on Section 13.1(a)(v) of the Seller Disclosure Schedule.
“Seller Taxes” means any and all (a) Taxes relating to the Refinery Operations, Transferred Assets, Assumed Liabilities, and/or Company for any Pre-Closing Periods, (b) Taxes of Seller or any Affiliate of Seller for any taxable period (other than Transfer Taxes as set forth herein), (c) Taxes of any affiliated, consolidated, combined, unitary, or other similar group of which Company is or was a member prior to the Closing Date, (d) Taxes of any Person imposed on or for which Company is otherwise obligated as a result of any Tax sharing or allocation agreement or arrangement entered into on or prior to the Closing Date, (e) Taxes of any Person imposed on Company as a transferee or successor, by contract or otherwise as a result of an event occurring on or prior to the Closing Date or pursuant to the Transactions contemplated in this Agreement, and (f) Straddle Period Taxes allocated to Seller pursuant to Section 11.3.
“Services Agreement” means the services agreement in the form attached as Exhibit B.
“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by another Person.
“Tax” or “Taxes” means (a) all federal, state, local or foreign taxes, including all net income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, equity, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, add-on minimum, estimated, or other taxes, customs duties, fees, imposts, levies, assessments, and similar charges of any kind whatsoever, together with any interest, penalty or addition with respect thereto (and any interest with respect to any such penalty or addition), and (b) any item described in clause (a) imposed by reason of Contract, transferee or successor liability, assumption, operation of Law, or otherwise.
“Tax Proceeding” means any claim, assessment, audit, administrative proceeding, judicial proceeding, investigation or other similar event or activity with respect to Taxes of Company, or with respect to the Transferred Assets or Refinery Operations or that constitute any Transfer Taxes.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement or attachment thereto, and including any amendment thereof required to be filed with a Taxing Authority in respect of any Taxes.
“Taxing Authority” means the IRS or any governmental agency, board, bureau, body, department or authority having or purporting to exercise jurisdiction with respect to any Tax.
“Terminalling Agreement” means the terminalling agreement in the form attached as Exhibit E.
“Thirty-Day VWAP” means of $17.4317.
“Title Companies” or “Title Company” (as applicable) means Title Guaranty of Hawaii, Inc. and First American Title Company.
“Topping Operations” means the Seller and Company’s use of the Transferred Assets to conduct the business of owning and/or operating the Topping Units.
“Transaction Agreements” means this Agreement and the Ancillary Agreements.
“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.
“Transfer Taxes” means all sales, use, transfer, recording, filing, value added, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and notarial or other similar fees arising out of, in connection with or attributable to the Transactions effectuated pursuant to this Agreement; provided that Transfer Taxes shall not include Taxes on or measured by net income or Taxes on capital gains.
“Transferable Permits” means all Permits set forth on Section 13.1(a)(vi) of the Seller Disclosure Schedule held by Seller or its Affiliates that relate to and are necessary for the ownership and operation of the Topping Operations and that are transferable to Purchaser by Seller or its Affiliates, as applicable, under the terms thereof and applicable Law, in each case, other than the Excluded Permits.
“Transferred Records” means the Records in possession of Seller that relate exclusively to the Topping Operations, in each case other than Excluded Records.
“Transition Terminalling Agreement” means an agreement that provides for, among other things, (i) the use of Seller’s terminals for the storage of crude oil imported by Purchaser prior to Closing and (ii) the supply of crude oil by Purchaser to Seller pursuant to a “back-to-back” arrangement from the period commencing approximately ninety (90) days from the date of this Agreement until the earlier of Closing or, in the event of this Agreement is terminated, a mutually agreed upon transition period following such termination; provided that such supply of crude oil shall be based upon the term sheet attached hereto as Exhibit J.

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

“Union Employee” means any Business Employee who is a member of any union, labor organization, employee association or other similar organization.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
(b)    Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Accounts Receivable	Section 1.2(a)(iv)
Acquisition Engagement	Section 12.12(a)
Agreement	Preamble
Allocation	Section 11.2(d)
Allocation Objection Notice	Section 11.2(b)
Assumed Liabilities	[***]
Base Price	Section 2.1
Business Employees	Section 7.11(a)
Cash Purchase Price	Section 2.1
Casualty	Section 7.6(a)
Claim Notice	Section 10.3(a)
Closing	Section 3.1
Closing Adjustment Amount	Section 2.6(a)
Closing Date	Section 3.1
Closing Date Conditions	Section 7.4(a)
Closing Hydrocarbon Inventory Value	Section 2.3
Closing Net Prorated Amount	Section 2.4
Closing Non-Hydrocarbon Inventory Value	Section 2.3
Closing Notices	Section 7.4(a)
Closing Payment	Section 2.2
Closing Statement	Section 2.6(a)
Common Stock	Section 2.1
Company	Preamble
Company Interests	Recitals
Company Parties	Section 12.12(a)
Confidentiality Agreement	Section 7.9
Consent Decree	Section 7.16
Contribution	Section 1.5
Credit Support Arrangements	Section 7.15
Deductible	Section 10.2(c)
Delaware Courts	Section 12.3
Disputed Closing Adjustment Amount	Section 2.6(b)(ii)
Dispute Period	Section 10.3(b)
Employee List Date	Section 7.11(c)

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Environmental Reports	Section 7.17
Escrow Account	Section 3.4(c)
Escrow Fund	Section 2.8(a)
Escrow Release Amount	Section 10.5
Estimated Closing Adjustment Amount	Section 2.5
Estimated Closing Statement	Section 2.4
Excluded Assets	Section 1.2(a)
Excluded Liabilities	[***]
Expiration Date	[***]
[***]
Governmental Approval	Section 4.3(b)
Inadvertently Included Asset	Section 7.20(a)(i)
Inadvertently Omitted Asset	Section 7.20(a)(ii)
Indemnified Parties	[***]
Indemnifying Party	Section 10.3(a)
Initial Escrow Release Amount	Section 10.5
Insurance Policies	Section 4.17
Inventory Procedure Schedule	Section 2.3
Issuer	Preamble
Labor Agreements	Section 4.15(a)
Law Firm	Section 12.12(a)
Material Contracts	Section 4.13(a)
Material Customers	Section 4.19(a)
Material Permits	Section 4.9(c)
Material Supplier	Section 4.19(b)
[***]
Objection Notice	Section 2.6(b)(ii)
Par Pacific Base Shares	Section 2.1
Par Pacific Inventory Shares	Section 2.2
Par Pacific Shares	Section 2.2
Parties	Preamble
Party	Preamble
Pending Claims	Section 10.5
Preferred Stock	Section 6.5
Property Taxes	Section 11.3
Proposed Allocation	Section 11.2(a)
Prorated Payments and Assets	Section 2.4
Purchase Price	Section 2.1
Purchaser	Preamble
Purchaser Closing Notice	Section 7.4(a)
[***]
Repair Costs	Section 7.6(b)(i)
Repair Cost Dispute	Section 7.6(b)(iii)

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

Repair Cost Negotiation Period	Section 7.6(b)(ii)
Required Permits	Section 8.2(d)
Retained Real Property	[***]
Seller	Preamble
Seller Disclosure Schedule	ARTICLE IV
[***]
Seller Real Property	[***]
Separation Activities	Section 7.4(a)
Separation Criteria	Section 7.4(a)
Separation Dispute	Section 7.4(b)
Settlement	Section 10.3(b)
Specified Contract Schedule	Section 7.14
Specified Contracts	Section 7.14
SPM Property	[***]
Straddle Period Taxes	Section 11.3
[***]
Third Party Claim	Section 10.3(a)
Title IV Plan	Section 4.14(b)
Topping Units	Recitals
Transferred Assets	Section 1.1(a)
Transferred Real Property	[***]
13.2    Certain Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:
(a)    Calculation of Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(b)    Dollars. Any reference in this Agreement to “$” or dollars shall mean US dollars.
(c)    Exhibits/Schedules. The Exhibits and Schedules to this Agreement are an integral part of this Agreement and are hereby incorporated herein and made a part hereof as if set forth herein. Any capitalized terms used in any Seller Disclosure Schedule or other Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. Any disclosure set forth in one section of the Seller Disclosure Schedule shall apply to (A) the representations and warranties or covenants contained in the Section of this Agreement to which it corresponds in number, (B) any representation and warranty or covenant to which it is referred by cross reference, and (C) any other representation or warranty or covenant to the extent it is readily apparent on its face that such disclosure is intended to qualify such representation or warranty or covenant. Unless this Agreement specifically provides otherwise, no reference to or disclosure of

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

any item or other matter in the Seller Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever) or that such item or other matter is required to be referred to or disclosed in the Seller Disclosure Schedule. The information set forth in the Seller Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. The Seller Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of Seller contained in this Agreement. Nothing in the Seller Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Seller Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Seller Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. References to any documents contained in the Seller Disclosure Schedule are not intended to summarize or describe such documents, but rather are for convenience only.
(d)    Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
(e)    Headings. The provision of the Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article”, “Section” or other subdivision are to the corresponding Article, Section or other subdivision of this Agreement unless otherwise specified.
(f)    Herein. The words such as “herein,” “hereinafter,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
(g)    Including. The word “including” or any variation thereof means “including”, “without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
(h)    Made Available. An item shall be considered “made available” or “provided” to a Party hereto, to the extent such phrase appears in this Agreement, if (and only if) such item has been (i) provided in writing (including via electronic mail) or delivered in person to such Party or its counsel (including any “clean team” member) or (ii) posted by Seller or its representatives in the Data Room prior to the Data Room Cutoff Time.
(i)    Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (B) such item is

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

otherwise specifically set forth on the balance sheet or financial statements, or (C) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.
(j)    Joint Negotiation and Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

IES DOWNSTREAM, LLC By: /s/ Tony W. Lee Name: Tony W. Lee Title: Secretary and Treasurer

[Signature Page to Topping Unit Purchase Agreement]
\\NY - 047961/000001 - 9626341 v1

CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

EAGLE ISLAND, LLC By: /s/ Tony W. Lee Name: Tony W. Lee Title: Secretary and Treasurer

[Signature Page to Topping Unit Purchase Agreement]
\\NY - 047961/000001 - 9626341 v1

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

IES DOWNSTREAM, LLC By:_________________________________ Name: Title:
EAGLE ISLAND, LLC By:_________________________________ Name: Title:

PAR HAWAII REFINING, LLC

By:   /s/William Monteleone
   Name: William Monteleone
   Title: Chief Financial Officer
FOR THE LIMITED PURPOSES SET FORTH HEREIN, THE ISSUER
PAR PACIFIC HOLDINGS, INC.
By:  /s/William Monteleone
   Name: William Monteleone
   Title: Chief Financial Officer

[Signature Page to Topping Unit Purchase Agreement]
\\NY - 047961/000001 - 9626341 v1